                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Gemstar International Group Limited
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         To Be Held on March 12, 1998

     A Special Meeting of the members (hereinafter, "shareholders") of Gemstar International Group Limited, a British Virgin Islands corporation (the "Company" or "Gemstar"), will be held at 2-29-18 Nishi-Ikebukuro, Toshima-KU, Tokyo 171 Japan on Thursday, March 12, 1998 at 7:00 a.m. California, U.S.A. time.

     At the meeting, shareholders will act on the following matters:

          (1) Approval of certain proposed amendments to and the restatement of the Company's 1994 Stock Incentive Plan, as amended, to increase the number of the Company's Ordinary Shares reserved for issuance thereunder, extend the term thereof, and make certain other changes described in the proxy statement;

          (2) Approval of performance-based compensation provisions of the Amended and Restated Employment Agreement for the Company's President and Chief Executive Officer; and

          (3) Any other matters that properly come before the meeting or any postponements or adjournments thereof.

     Your attention is directed to the accompanying proxy statement. Only shareholders of record at the close of business on February 25, 1998 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

     All shareholders are requested to sign, date and complete the enclosed proxy and return it promptly in the accompanying postage-prepaid, pre-addressed envelope whether or not they expect to attend the meeting, to assure that their shares will be represented. Any shareholder giving a proxy has the right to revoke it at any time before it is voted.


                      By Order of the Board of Directors,


                      /s/ LARRY GOLDBERG
                      -----------------------------------
                      Larry Goldberg
                      Secretary


February 26, 1998
Pasadena, California


              PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND
             MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, IN
                 ORDER TO ENSURE THAT YOUR VOTES ARE COUNTED.

                      GEMSTAR INTERNATIONAL GROUP LIMITED
                    135 North Los Robles Avenue, Suite 800
                          Pasadena, California 91101

                                PROXY STATEMENT

                        Special Meeting of Shareholders
                                March 12, 1998

                                    GENERAL

Persons Making the Solicitation

          This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Gemstar International Group Limited (the "Company" or "Gemstar") of proxies for use at a Special Meeting of Shareholders to be held at 2-29-18 Nishi-Ikebukuro, Toshima-KU, Tokyo 171 Japan on Thursday, March 12, 1998 at 7:00 a.m. California, U.S.A. time and at any adjournment thereof (the "Special Meeting"). This proxy statement is first being mailed to shareholders on or about February 26, 1998. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the Special Meeting.

          A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the shareholder executing the proxy. If no direction is made, the shares represented by each properly executed unrevoked proxy will be voted (i) "FOR" the proposal to approve certain amendments to and the restatement of the Company's 1994 Stock Incentive Plan, as amended (the "Existing Plan") to increase the number of the Company's ordinary shares, par value $.01 per share (the "Ordinary Shares" or the "shares") reserved for issuance thereunder from 9,100,000 to 20,000,000, to extend the term thereof, and to make certain other changes described below under "Item 1--Stock Incentive Plan Proposal" (the "Stock Incentive Plan Proposal"), and (ii) "FOR" the proposal to approve the performance-based compensation provisions in the Amended and Restated Employment Agreement for the Company's President and Chief Executive Officer (the "CEO Compensation Proposal"). With respect to any other matter that may come before the Special Meeting or any adjournment thereof, the proxy confers upon the proxy holders discretionary authority to vote the proxy in accordance with their best judgment.

          In addition to solicitation by mail, regular employees of the Company may solicit proxies in person or by telephone without additional compensation. The Company also will pay persons holding shares in their names or in the names of their nominees, but not owning such shares beneficially, for the expenses of forwarding soliciting materials to the beneficial owners of such shares. The Company will bear all expenses incurred in soliciting its shareholders. The Company has retained Shareholder Communications Corporation for assistance in connection with the solicitation of proxies for the Special Meeting at a cost of $4,000 plus reimbursement for reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith. The total of all expenses in connection with the proxy solicitation is estimated not to exceed $25,000.

Revocability of Proxy

          Any proxy given by a shareholder of the Company may be revoked by the shareholder who executed it at any time before it is voted at the Special Meeting.

Record Date

          Only holders of record of Ordinary Shares at the close of business on February 25, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting or any adjournment thereof. The outstanding voting securities of the Company on that date consisted of 48,380,882 Ordinary Shares.

Voting Rights and Requirements; Lau Voting Agreement

          The presence, in person or by proxy, at the commencement of the Special Meeting of not less than 50% of the Ordinary Shares entitled to vote is required to constitute a quorum for the transaction of business at the Special Meeting. However, if a quorum is not present within two hours from the time appointed for the Special Meeting, the Special Meeting shall be adjourned to the next business day at the same time and place or to such other time and place as the directors may determine. If at the adjourned meeting there are present within one hour from the time appointed for the meeting, in person or by proxy, not less than one-third of the Ordinary Shares entitled to vote on the matters being considered at the Special Meeting, those shares present will constitute a quorum, but otherwise the Special Meeting will be dissolved.

          Holders of the Ordinary Shares are entitled to one vote for each share held as of the Record Date. The affirmative vote of a majority of the shares present at the meeting, in person or by proxy, and entitled to vote and voting and not abstaining, is required to approve each of the Stock Incentive Plan Proposal and the CEO Compensation Proposal. Shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum but will not constitute a vote "for" or "against" any matter, and thus will be disregarded in the calculation of votes cast on any matter.

          Shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker has physically indicated on the proxy that the broker or nominee does not have discretionary power to vote on a particular matter) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered present for quorum purposes and may be entitled to vote on other matters).
Thus, "broker non-votes" will be disregarded in the calculation of votes cast on any matter. Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card.

          Thomas L.H. Lau, the Company's Chairman of the Board, and the beneficial owner of 11,666,325 (including shares subject to options exercisable within 60 days) of the Company's Ordinary Shares (representing approximately 24% of the Company's aggregate outstanding shares as of January 31, 1998), has entered into a Voting Agreement and Irrevocable Proxy (the "Lau Voting Agreement"), dated as of January 7, 1998, with Henry C. Yuen, the Company's President and Chief Executive Officer, pursuant to which, among other things,
(i) Mr. Lau has agreed to vote all of his shares in favor of the CEO Compensation Proposal and any related proposal (including, without limitation, the Stock Incentive Plan Proposal) and (ii) Mr. Lau has granted Dr. Yuen, with full power of substitution, an irrevocable proxy to vote all of Mr. Lau's shares as provided in the Lau Voting Agreement.

Principal Shareholders

          The following table sets forth certain information regarding the beneficial ownership of the Ordinary Shares as of January 31, 1998 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Ordinary Shares; (ii) each of the Company's directors; (iii) each of the Company's executive officers identified in the compensation table under "Executive Compensation" (the "named executive officers"); and (iv) all executive officers and directors of the Company as a group. All share amounts give effect to a one-for-two reverse stock split effected in September, 1995.

                                                   Number of      Percentage
                                                    Shares            of
                                                 Beneficially       Shares
             Name and Address(1)                   Owned(2)      Outstanding
             -------------------                 ------------    -----------


Thomas L. H. Lau(3)...........................      11,666,325           24.1%

Henry C. Yuen(4)..............................       5,621,990           11.0

Viacom International Inc.
1515 Broadway
New York, New York 10036 (5)..................       3,394,713            7.0

Thomson multimedia S.A.
9 Place Des Vosqes
92050 Paris La Defense
Cedex, France.................................       2,020,666            4.2

Elsie Ma Leung(6).............................         570,699            1.2

Roy J. Mankovitz(7)...........................         252,850            *

Larry Goldberg(8).............................         180,850            *

Douglas Macrae(9).............................         165,293            *

Brian Klosterman(10)..........................          90,930            *

George F. Carrier(11).........................           6,000            *

Teruyuki Toyama(12)...........................           6,000            *

James E. Meyer(13)............................               0            *

George Smith(14)..............................               0            *

Executive Officers and Directors as a group
(11 persons)(3)(4)(6)(7)(8)(9)(10)(11)(12)
(13)(14)......................................      18,560,937           35.6

_________________
*Less than 1%.

(1) The address of each listed shareholder other than Viacom International Inc. and Thomson multimedia S.A. is 135 North Los Robles Avenue, Suite 800, Pasadena, California 91101.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options held by that person that are exercisable as of January 31, 1998 or that become exercisable within 60 days following January 31, 1998 ("Exercisable Options") are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each of the shareholders named in this table has sole voting and dispositive power with respect to the Ordinary Shares shown as beneficially owned by such shareholder.

(3) Includes 11,522,575 shares held by Dynamic Core Holdings Limited, a British Virgin Islands corporation, of which Thomas Lau is the sole shareholder. Includes 143,750 shares issuable upon exercise of Exercisable Options.

(4) Includes 2,557,000 shares issuable upon exercise of Exercisable Options. Does not include any of the 4,162,725 shares issuable upon exercise of options granted to Dr. Yuen as of January 7, 1998 pursuant to the New Yuen Agreement (as defined under "Item 2--CEO Compensation Proposal"), 832,545 of which will become fully vested and exercisable on May 31, 1998. See "Item 2--CEO Compensation Proposal--Initial and Annual Stock Option Grants."

(5) Includes 681,475 shares held by Virgin Interactive Entertainment, a wholly-owned subsidiary of Viacom International Inc.

(6) Includes 520,700 shares issuable upon exercise of Exercisable Options. Does not include 94,650 shares issuable upon exercise of options which will become exercisable on May 9, 1998.

(7) All of such shares are issuable upon exercise of Exercisable Options. Does not include 47,325 shares issuable upon exercise of options which will become exercisable on May 9, 1998.

(8) All of such shares are issuable upon exercise of Exercisable Options. Does not include 47,325 shares issuable upon exercise of options which will become exercisable on May 9, 1998.

(9) Includes 38,000 shares issuable upon exercise of Exercisable Options. Does not include 25,000 shares issuable upon exercise of options which will become exercisable on May 9, 1998.

(10) Includes 90,930 shares issuable upon exercise of Exercisable Options. Does not include 25,000 shares issuable upon exercise of options which will become exercisable on May 8, 1998.

(11) Includes 6,000 shares issuable upon exercise of Exercisable Options. Does not include 16,000 shares issuable upon exercise of options which will become exercisable on May 9, 1998.

(12) Includes 6,000 shares issuable upon exercise of Exercisable Options. Does not include 16,000 shares issuable upon exercise of options which will become exercisable on May 9, 1998.

(13) Does not include 10,000 shares issuable upon exercise of options which will become exercisable on May 9, 1998.

(14) Does not include 10,000 shares issuable upon exercise of options which will become exercisable on May 9, 1998.

                                    ITEM 1

                         STOCK INCENTIVE PLAN PROPOSAL


          On January 7, 1998, the Compensation Committee of the Board ("Compensation Committee") consisting solely of outside directors (as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")) and the Board (with Dr. Yuen abstaining from the Board vote) approved, subject to shareholder approval, certain amendments (the "Amendments") to and the restatement of the Gemstar International Group Limited 1994 Stock Incentive Plan, as previously amended. (Hereinafter, such plan, as in effect immediately prior to the Amendments thereto and restatement thereof, is referred to as the "Existing Plan". The Existing Plan as amended by the Amendments and restated is referred to as the "Restated Plan.") The principal Amendments reflected in the Restated Plan include the following:

               Share Limits. The Existing Plan provides for a limit on the aggregate number of Ordinary Shares that may be delivered pursuant to awards thereunder. The Amendments increase this aggregate limit from 9,100,000 shares under the Existing Plan (all of which were, as of the date hereof, issued pursuant to previously exercised options or are, as of the date hereof, subject to outstanding options granted under the Existing Plan) to 20,000,000 shares under the Restated Plan, subject to certain adjustments (see "--Summary Description of the Restated Plan-- Shares Available for Awards").

               Individual Limits. The Existing Plan provides for a limit on the number of Ordinary Shares that may be delivered pursuant to all stock options granted thereunder during any one-year period to any individual eligible person. The Amendments increase this limit from 6,000,000 shares under the Existing Plan to 10,000,000 shares under the Restated Plan. The Amendments also incorporate into the Restated Plan a provision that limits, to no more than 10,000,000 shares, the aggregate number of shares that may be delivered pursuant to all awards granted thereunder (including, without limitation, awards of stock options) during any one-year period to any individual eligible person. The foregoing limits are subject to adjustment as described below under "--Summary Description of the Restated Plan--Shares Available for Awards."

               Restated Plan - Stock Units and Dividend Equivalent Rights; Deferrals. The Amendments would permit the grant of stock units, dividend equivalent rights, and certain deferrals under the Restated Plan. (Each such form of award is discussed in more detail below under "--Summary Description of the Restated Plan-- Stock Units and Dividend Equivalent Rights; Deferrals" and under "--Federal Income Tax Consequences").

               Termination Date. The Amendments would extend the automatic termination date of the Restated Plan (after which no new awards may be granted thereunder) to January 6, 2008. The Existing Plan would have automatically terminated by its terms on August 19, 2004.

          The principal terms of the Restated Plan are summarized below. The following summary is qualified in its entirety by reference to the full text of the Restated Plan, which can be reviewed on the Securities and Exchange Commission's Web site at http://www.sec.gov. Capitalized terms used in the summary have the meanings given to them in the Restated Plan.

Summary Description of the Restated Plan

          The Restated Plan incorporates the Amendments to the Existing Plan which were adopted and approved by the Compensation Committee and the Board on January 7, 1998. The Existing Plan was first adopted by the Board in 1994, revised in 1995 in connection with the Company's initial public offering and further revised in 1997 principally to increase the number of Ordinary Shares available for issuance thereunder. Shareholders previously approved the Existing Plan and the 1995 and 1997 amendments. The Existing Plan, as amended in 1997, authorized 9,100,000 Ordinary Shares for issuance, all of which are reserved for outstanding options or have been issued pursuant to options that have been exercised; thus, no Ordinary Shares are currently available for additional awards under the Existing Plan.

          Purpose. The purpose of the Restated Plan is to promote the success of the Company and its subsidiaries by providing a means of attracting, rewarding and retaining individuals who provide services to the Company in various capacities through awards of long-term incentives for high levels of performance and efforts designed to improve the financial performance of the Company and its subsidiaries.

          Administration. The Restated Plan will be administered by the Compensation Committee. The Compensation Committee is empowered to grant awards (which include options to purchase Ordinary Shares, stock units, and/or dividend equivalent rights) (collectively, "Awards") to any Eligible Person, interpret the Restated Plan and make other determinations thereunder. The Compensation Committee currently consists of directors Yuen, Carrier and Toyama. On January 7, 1998, the Compensation Committee consisted of directors Carrier and Toyama, each of whom is disinterested within the meaning of Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code. The Compensation Committee and the Board have broad discretion under the Restated Plan to grant and (with the concurrence of the Award holder) amend Awards and to structure their terms, as well as to construe and interpret the Restated Plan.

          Eligibility. The following persons are eligible for Awards under the Restated Plan:

          . any director, officer or key employee of the Company or any subsidiary;

          . any consultant or advisor who (directly or through an entity with which he or she is associated) renders or has rendered bona fide services to the Company or any subsidiary (other than in connection with a capital-raising transaction for the Company or any subsidiary); and

          . certain non-employee agents of the Company providing bona fide services to the Company (collectively, "Eligible Persons").

Approximately 300 persons are considered Eligible Persons under the Restated Plan. The Restated Plan provides that no Award will be granted thereunder if such Award would cause the Company to be (A) a controlled foreign corporation within the meaning of Section 957 of the Code, (B) a foreign personal holding company within the meaning of Section 552 of the Code or (C) a personal holding company of the Company, within the meaning of Section 542 of the Code.

          Shares Available for Awards. The maximum aggregate number of Ordinary Shares that may be issued upon the exercise or in payment of Awards under the Restated Plan is 20,000,000. Shares relating to Awards which are not exercised or which expire or are cancelled will again become available for grant purposes under the Restated Plan, subject only to any applicable limitations for the preservation of deductibility under Section 162(m) of the Code. The 10,900,000 shares which will be available under the Restated Plan (representing the difference between the 20,000,000 maximum number of shares authorized for issuance under the Restated Plan and the 9,100,000 shares previously issued pursuant to option exercises or subject to currently outstanding options (excluding the Contingent Options granted to Dr. Yuen on January 7, 1998 (see "Item 2--CEO Compensation Proposal--Initial and Annual Stock Option Grants"))) represents approximately 23% of the Ordinary Shares which were issued and outstanding as of January 31, 1998.

          The number and kind of securities available under the Restated Plan are subject to adjustment, in the discretion of the Compensation Committee, in the event of recapitalizations, stock splits (including a stock split in the form of a stock dividend), reverse stock splits, reorganizations, mergers, consolidations, spin-offs, or similar extraordinary transactions or events in respect of the Company or the Ordinary Shares. Adjustments may include changes to the exercise prices of outstanding Awards or changes in the securities, cash or other property deliverable upon exercise of outstanding Awards or, in the case of reorganizations, cash settlement, conversion or exchange of outstanding Awards. In addition, in the event of or in anticipation of a Change in Control Event (as defined in the Restated Plan), the Compensation Committee may, in its discretion, but subject to any applicable regulatory requirements, provide acceleration of exercisability, vesting, payment or other benefits under some or all Awards or for certain other limited benefits under some or all Awards. A Change of Control Event generally will be deemed to occur under the Restated Plan if, among other things:

          . the shareholders approve a dissolution or liquidation of the Company, certain agreements of merger or consolidation resulting in the Company's shareholders, or entities associated or affiliated with them, holding less than 50% of the voting stock of the surviving entity, or the sale of substantially all of the business and/or assets of Gemstar to a person or entity who or which is not an affiliate or subsidiary of Gemstar;

          . during any period not longer than two consecutive years, the individuals who at the beginning of the period constituted the Board cease to constitute at least a majority of the Board, unless the election, or the nomination for election, by the Company's shareholders, of each new Board member was approved by a three-fourths vote of Board members then still in office who were Board members at the beginning of such period; or

          . any person (other than any person who beneficially owned more than 50% of Gemstar's outstanding voting securities at the time the Existing Plan was adopted, or any successor, affiliate, associate or relative of such beneficial owner) becomes the beneficial owner of Gemstar securities representing more than 50% of the combined voting power of Gemstar's outstanding securities then entitled to vote generally in the election of directors of the Company.

          The Restated Plan also provides that if any Award is fully exercisable or has been fully accelerated as permitted under the Restated Plan but is not exercised prior to a dissolution of the Company, a reorganization event that the Company does not survive, or the consummation of a reorganization event that results in a Change of Control which has been approved by the Board, and no provision has been made for the survival, substitution, exchange or settlement of such Award, then the Award will terminate upon the occurrence of such dissolution or reorganization.

          Stock Options. Under the Restated Plan, an option represents the right to purchase Ordinary Shares at a future date at a specified price (the "Option Price"). The Option Price is generally the closing price for one Ordinary Share reported on The Nasdaq National Market ("fair market value") on the date of grant, but may be a greater or lesser amount as determined by the Compensation Committee. Typically, the only consideration received by the Company for the grant of an option under the Restated Plan will be services of the optionee to or for the benefit of the Company, as reflected in the vesting schedule for the option.

          An option may either be an incentive stock option ("ISO"), as defined in the Code, or a nonqualified stock option. ISO benefits are taxed differently from nonqualified stock options, as described under "--Federal Income Tax Consequences" below. ISOs are also subject to more restrictive terms and are limited in amount by the Code and the Restated Plan.

          Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in cash; by check payable to the Company; in exchange for a promissory note by the option holder in favor of Gemstar; by notice and third-party payment; if expressly authorized by the Compensation Committee, in Ordinary Shares that have been held by the optionee for at least six months and that have a fair market value as of the time of exercise equal to the option price; or any combination of the foregoing. In addition, option holders may be permitted to reduce the number of shares to be delivered or to obtain loans from Gemstar in order to satisfy applicable tax withholding requirements.

          Stock Units and Dividend Equivalent Rights; Deferrals. Stock units may be granted by the Compensation Committee to any Eligible Person. A stock unit is a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding Ordinary Share (subject to adjustment) solely for purposes of the Restated Plan. The specific terms, conditions and provisions relating to each award of stock units (including vesting and payout provisions) will be determined by the Compensation Committee. Vested stock units may be paid in the form of Ordinary Shares, another Award, or a combination thereof.

          The Compensation Committee may permit the deferral, in the form of stock units, of all or a portion of the compensation that an Eligible Person could otherwise elect to defer under any Gemstar plan or in respect of any Award.

          Dividend equivalent rights may also be granted to any Eligible Person concurrently with the grant of any option or stock unit. A dividend equivalent right is the right to receive payment (at the time specified in the Award) based on all or part of the dividends declared on the Ordinary Shares underlying the rights between the grant date and the date the rights are exercised or paid.

          Transferability. Awards generally are nontransferable, unless the Compensation Committee expressly otherwise provides.

Other Provisions

          Termination of Employment. The Compensation Committee retains the right to establish the effect of a termination of employment on the rights and benefits under each Award granted to an Eligible Person, and the Compensation Committee may make distinctions among such treatments based upon the cause of termination.

          Modification of Awards. The Compensation Committee may from time to time authorize any adjustment in the exercise or purchase price, the number of shares subject to, the restrictions upon or the term of, an option granted under the Restated Plan. Such amendment or other action may result in, among other things, an exercise price which is higher or lower than the exercise or purchase price of the original or prior option, provide for a greater or lesser number of shares subject to the option, or provide for a longer or shorter vesting or exercise period. However, no amendment may be made to any outstanding option without the written consent of the optionee if the amendment would change the terms of the option in a manner materially adverse to the optionee.

          Termination of or Changes to the Restated Plan. The Board may terminate, amend or suspend the Restated Plan at any time. The amendment must be approved by Gemstar's shareholders only if and to the extent required by applicable law, or if deemed necessary or advisable by the Board or the Compensation Committee. Unless sooner terminated by the Board, the Restated Plan will terminate on January 6, 2008.

          Non-Exclusivity. The Restated Plan does not limit the authority of the Board to authorize other compensation under any other plan or authority.
The shareholder approval of the Stock Incentive Plan Proposal will not, however, constitute advance approval of any such other compensation.

Federal Income Tax Consequences

          The federal income tax consequences of the Restated Plan under current federal law, which is subject to change, are summarized in the following discussion, which deals with the general tax principles applicable to the Restated Plan. State, local and/or international tax consequences of the Restated Plan are beyond the scope of this summary.

          With respect to nonqualified stock options, the Company is generally entitled to deduct, and the optionee recognizes as taxable income, an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to ISOs, the Company is generally not entitled to a deduction nor does the participant generally recognize income at the time of exercise. Stock units and dividend equivalent rights are generally subject to tax at the time of payment, and the Company will generally have a corresponding deduction at the time the participant recognizes income.

          If an Award is accelerated under the Restated Plan in connection with a change in control (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, if the compensation attributable to Awards is not "performance-based" within the meaning of Section 162(m) of the Code, the Company may not be permitted to deduct the aggregate non-performance-based compensation in excess of $1 million in certain circumstances.

Specific Benefits

          Except for the option grants to Dr. Yuen pursuant to the New Yuen Agreement (as defined under "Item 2--CEO Compensation Proposal" below), which grants were approved by the Compensation Committee and the Board on January 7, 1998 and made to Dr. Yuen effective on the same date (see "Item 2--CEO Compensation Proposal--Initial and Annual Stock Option Grants" below), Awards under the additional share authority of the Restated Plan are subject to the discretion of the Compensation Committee and are therefore not determinable.
The table below shows, with respect to the option grant to Dr. Yuen approved by the Compensation Committee and the Board on January 7, 1998, and assuming that shareholders approve the Stock Incentive Plan Proposal and the CEO Compensation Proposal, (i) the number of shares underlying the Contingent Options included in the Initial Option Grant (as defined under "Item 2-- CEO Compensation Proposal-- Initial and Annual Stock Option Grants"); (ii) the number of shares underlying the Periodic Option Grant (as defined under "Item 2--CEO Compensation Proposal-- Initial and Annual Stock Option Grants") to be made to Dr. Yuen under the New Yuen Agreement on June 1, 1998; and (iii) an estimate of the potential amount to be realized by Dr. Yuen upon exercise of such Contingent Options, assuming hypothetical rates of appreciation of the underlying Ordinary Shares as described in footnote (1) to the table below.

                               NEW PLAN BENEFITS

                                 Restated Plan
                                 -------------

                                                                                        Potential
                                                                                        Realizable
                                         Number of                                       Value at
                                        Securities                                    Assumed Annual
                                        Underlying                                       Rates of
                                          Options     Exercise                         Stock Price
                                          Granted       Price     Expiration         Appreciation(1)(2)
                                           (#)         ($/sh)        Date          5%($)        10%($)
                                        ----------    --------    ----------   -----------    ------------

Henry C. Yuen, Chief Executive
Officer and President

         Contingent Options             3,062,725     $22.00      1/7/08       $42,374,889    $107,386,287
         Included in Initial Option
         Grant

         Periodic Option Grant on         832,545                 6/1/08
         6/1/98

(1) Represents the hypothetical value of the Contingent Options as of January 7, 1998, the date of grant, calculated by using the per-share closing market price of the Ordinary Shares on such date as reported by the Nasdaq National Market (which was $22.00) and assuming annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the Contingent Options. Subject to the accelerated vesting provisions of the New Yuen Agreement, 534,940 of the Contingent Options will vest and become exercisable on May 31, 1999, with an additional 832,545 of such Contingent Options to vest each May 31 thereafter until all of such options are fully vested and exercisable. The 5% and 10% assumed rates of appreciation with respect to the Contingent Options are designated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Ordinary Share prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares. The actual gains, if any, on the exercises of options will depend on, among other factors, the future performance of the Ordinary Shares and the date on which the options are exercised.

(2) Because the exercise price of the options subject to the Periodic Option Grant to be made to Dr. Yuen on June 1, 1998 is not known, it is not possible to estimate the potential realizable value of such options.

Required Vote

          The affirmative vote of a majority of the Ordinary Shares present, in person or by proxy, and entitled to vote and voting and not abstaining at the Special Meeting is required to approve the Stock Incentive Plan Proposal. See "Voting Rights and Requirements; Lau Voting Agreement."

Recommendation of the Board of Directors

          The Board believes that it is in the best interest of the Company and its shareholders for shareholders to approve the Restated Plan. The Board believes that the Restated Plan will help to continue to promote the success of the Company by providing an additional means to attract, retain, motivate and reward key employees of the Company and its related subsidiaries by providing incentives related to equity interests in and the financial performance of the Company. As of the date hereof, all of the shares reserved for issuance under the Existing Plan have either been issued pursuant to option exercises or are subject to outstanding options granted under the Existing Plan. (See "Item 2-- CEO Compensation Proposal--Initial and Annual Stock Option Grants.") Accordingly, the increase in the number of shares reserved for issuance as provided in the Amendments is necessary to permit the Company to make stock-based Awards (including options contemplated by the CEO Compensation Proposal). The Board also believes that the increases in the annual individual option and Award limits under the Restated Plan to 10,000,000 Ordinary Shares are advisable in order to accommodate Awards which may be granted by the Company (including options contemplated by the CEO Compensation Proposal). The Board believes that the other proposed Amendments are advisable to provide the Company with added flexibility (within the limits provided by the Restated Plan) to attract and incentivize eligible persons. For all of the foregoing reasons, the Board recommends that shareholders approve the Stock Incentive Plan Proposal.

          Shareholders should note that because Dr. Yuen, the Company's President and Chief Executive Officer and a director, will receive the stock option grants described above and under "Item 2--CEO Compensation Proposal-- Initial and Annual Stock Option Grants", Dr. Yuen has a financial interest in the outcome of the vote on the Stock Incentive Plan Proposal and thus did not participate in the Board's action on the proposal.

                      ITEM 2 -- CEO COMPENSATION PROPOSAL

          As noted below under "Employment Agreements," effective as of January 7, 1998, the Company and its wholly-owned subsidiary, Gemstar Development Corporation ("GDC"), entered into an Amended and Restated Employment Agreement (the "New Yuen Agreement") with Dr. Yuen, which superseded and replaced Dr. Yuen's former employment agreement with GDC and provides for Dr. Yuen's service to each of the Company and GDC as Chief Executive Officer and President through October 31, 2002, subject to a three-year renewal term and to earlier
termination under certain circumstances.   The principal terms (other than
certain performance-based compensation provisions) of the New Yuen Agreement are described under "Employment Agreements--New Yuen Agreement" below. The Performance-Based Provisions (as defined below) of the New Yuen Agreement are subject to shareholder approval to satisfy one of the requirements of Section 162(m) of the Code, in order to permit the Company to deduct payments in excess of $1 million in any fiscal year. The performance-based compensation provisions (collectively, the "Performance-Based Provisions") include those provisions pursuant to which Dr. Yuen's annual salary will be adjusted and his merit bonus, annual incentive bonus and annual stock option grants will be calculated. The Performance-Based Provisions are summarized below. The following summary is qualified in its entirety by reference to the full text of such Performance-Based Provisions (as excerpted from the New Yuen Agreement), which text can be reviewed on the Securities and Exchange Commission's Web site at http://www.sec.gov. For purposes of the New Yuen Agreement, "Compensation Period" means each June 1st to May 31st annual period, or portion thereof, during the term of the New Yuen Agreement and any other period during which the Company has ongoing obligations to Dr. Yuen under the New Yuen Agreement.

Summary of Performance-Based Provisions

          Base Salary and Adjustments. Under the New Yuen Agreement, Dr. Yuen's annual base salary (the "Base Salary") initially is set at $1 million effective as of October 1, 1997. Shareholder approval is being sought at the Special Meeting for the provisions of the New Yuen Agreement that provide for annual adjustments to Dr. Yuen's Base Salary, which would be determined on June 1 of each Compensation Period, commencing on June 1, 1998, based on the growth of the Company's consolidated revenues and consolidated net earnings. Under the New Yuen Agreement, the annual adjustment to the Base Salary will be an amount equal to the product of Dr. Yuen's Base Salary for the immediately preceding Compensation Period (reflecting any previous adjustments) and the "adjusted percentage," subject to the cumulative cap discussed below under "--Limitation on Annual Compensation." The adjusted percentage will be calculated by multiplying (i) the sum of (A) the percentage, if any, by which the Company's consolidated revenues for the Company's most recently completed fiscal year exceeded the Company's consolidated revenues for the fiscal year immediately preceding such fiscal year and (B) the percentage, if any, by which the Company's net earnings for the most recently completed fiscal year exceeded net earnings for the fiscal year immediately preceding such fiscal year by (ii) twenty-five hundredths (0.25). No adjustment will be made with respect to Dr. Yuen's Base Salary for the Compensation Period commencing June 1, 1998 unless the Company's consolidated revenues and consolidated earnings from operations for the fiscal quarter ending March 31, 1998 exceed the Company's consolidated revenues and consolidated earnings from operations, respectively, for the fiscal quarter ended March 31, 1997. (Hereinafter, such requirement is referred to as the "Fourth Fiscal Quarter Test.")

          Merit Bonus. Shareholders will also be requested to approve at the Special Meeting provisions of the New Yuen Agreement which provide for the payment of a merit bonus (the "Merit Bonus") to Dr. Yuen. Subject to the cumulative cap discussed below, the Merit Bonus, if any, will be equal to a percentage of Dr. Yuen's then-current Base Salary (reflecting any prior adjustments), which percentage will be equal to the percentage increase, if any, in the

Company's consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") for its most recently completed fiscal year from the Company's EBITDA for the comparable period in the immediately preceding fiscal year. No Merit Bonus will be paid to Dr. Yuen for the fiscal year ending March 31, 1998 unless the Fourth Fiscal Quarter Test is satisfied. Within 50 days following the end of each of the Company's fiscal years during the term of the New Yuen Agreement, the Compensation Committee will certify to the Board the amount of the Merit Bonus, if any, payable to Dr. Yuen pursuant to the foregoing formula, and the Board is then obligated to approve the payment of such amount to Dr. Yuen.

          Under the New Yuen Agreement, Dr. Yuen may elect to receive the Merit Bonus in the form of cash or options to acquire Ordinary Shares ("Merit Options"). Merit Options will be issued under the Restated Plan if the Stock Incentive Plan Proposal is approved by shareholders and if sufficient options are available thereunder. Otherwise, Merit Options will be awarded outside the Restated Plan. Each Merit Option will represent an option to acquire one Ordinary Share. The number of Merit Options to be issued to Dr. Yuen in respect of the Merit Bonus for any fiscal year will be determined by taking the quotient
(i) the numerator of which is equal to the aggregate dollar amount of such Merit Bonus and (ii) the denominator of which is equal to 25% of the closing sale price per Ordinary Share as of the last day of the Compensation Period as reported by The Nasdaq National Market. Subject to the accelerated vesting provisions in the New Yuen Agreement (see "--Effect of Shareholder Vote" and "Employment Agreements--New Yuen Agreement" below), one-third of the aggregate number of Merit Options will be vested in full and fully exercisable on the date of grant and one-third will become vested in full and fully exercisable as of each of the first and second anniversaries of the last day of the Compensation Period in which the fiscal year in which the Merit Options are granted, ends. The exercise price per Ordinary Share of the Merit Options will be the most recent closing sale price per Ordinary Share on the last day of the applicable Compensation Period, and Merit Options will be exercisable through the 10th anniversary of the last day of such Compensation Period.

          Annual Incentive Bonus. Shareholder approval will also be sought at the Special Meeting for the payment to Dr. Yuen of an additional bonus (the "Annual Incentive Bonus"), the amount of which is tied to the annual rate of growth of the Company's consolidated earnings per share (as determined pursuant to the New Yuen Agreement). The Annual Incentive Bonus, if any, will be determined, subject to the cumulative compensation cap, by multiplying Dr. Yuen's then-current Base Salary by 2.5 and then multiplying the resulting product by the annual growth rate in the Company's consolidated earnings per share, which growth rate will be determined by comparing the consolidated earnings per share for the fiscal year for which the Annual Incentive Bonus is to be determined with the earnings per share for the fiscal year ended March 31, 1997 (the "Base Year"). No Annual Incentive Bonus will be paid in respect of any fiscal year in which the consolidated earnings per share for such year are less than or equal to the consolidated earnings per share for the Base Year. "Consolidated earnings per share" is defined as the Company's consolidated earnings per share as reported by the Company in its quarterly and annual reports filed with the Securities and Exchange Commission, excluding, in any year, any extraordinary, one-time charges (as so determined, "EPS"). If the New Yuen Agreement is terminated prior to the end of a fiscal year (see "Employment Agreements--New Yuen Agreement"), then the annual growth rate in the Company's EPS will be determined, to the extent such determination is practicable, as the annual growth rate implied by the Company's EPS for the portion of the fiscal year prior to the termination of the New Yuen Agreement as compared with the EPS for the corresponding portion of the fiscal year ended March 31, 1997. No Annual Incentive Bonus will be paid with respect to the fiscal year ending March 31, 1998 unless the Fourth Fiscal Quarter Test is satisfied. The New Yuen Agreement further provides that Dr. Yuen is entitled, at his own expense, to have the relevant Company records audited to verify the calculation of the Annual Incentive Bonus. If the audit reveals any error in such calculation equal to 3% or more of the Annual Incentive Bonus actually paid for a given fiscal year, the Company is required to pay any such shortfall and reimburse Dr. Yuen for his out-of-pocket expenses in connection with the audit. The Annual Incentive Bonus for each fiscal year will be payable to Dr. Yuen on the last day of the Compensation Period in which such fiscal year ends.

          In lieu of receiving the Annual Incentive Bonus in cash, Dr. Yuen may elect to receive it in the form of options to acquire Ordinary Shares ("Annual Incentive Options"). Annual Incentive Options will be issued under the Restated Plan if the Stock Incentive Plan Proposal is approved by shareholders and if sufficient options are available thereunder. Otherwise, Annual Incentive Options will be awarded outside the Restated Plan. The number of Annual Incentive Options to be issued to Dr. Yuen in lieu of an Annual Incentive Bonus for any fiscal year will be determined by taking the quotient (i) the numerator of which is equal to the aggregate dollar amount of the Annual Incentive Bonus and (ii) the denominator of which is equal to 25% of the closing price per Ordinary Share as of the last day of the applicable Compensation Period.
Subject to the accelerated vesting provisions in the New Yuen Agreement, one-third of the aggregate number of Annual Incentive Options will be vested in full and fully exercisable on the last day of the Compensation Period in which the applicable fiscal year ends, and one-third will become vested in full and fully exercisable as of each of the first and second anniversaries of the last day of such Compensation Period. The exercise price per Ordinary Share under Annual Incentive Options will be the most recent closing sale price per Ordinary Share on the last day of the applicable Compensation Period, and Annual Incentive Options will be exercisable through the 10th anniversary of the last day of such Compensation Period.

          Initial and Annual Stock Option Grants. Shareholders are also being asked to approve (i) a portion of a grant (the "Initial Option Grant") to Dr. Yuen of options to purchase a total of 4,162,725 Ordinary Shares and (ii) annual grants of options to purchase 832,545 Ordinary Shares, in each case on the terms and conditions in the New Yuen Agreement. Of the options comprising the Initial Option Grant, options to purchase 1,130,150 Ordinary Shares (the "Non-Contingent Options") were granted under the Existing Plan (using the remainder of the unissued shares reserved for issuance thereunder), which option grant is not subject to shareholder approval. The remainder of the options comprising the Initial Option Grant -- options to purchase 3,032,575 shares (the "Contingent options") -- were also granted to Dr. Yuen concurrently with the execution of the New Yuen Agreement but are contingent upon shareholder approval. See "-- Effect of Shareholder Vote" below. The exercise price per share of all of the options comprising the Initial Option Grant is $22.00, which was the closing sale price per Ordinary Share on January 7, 1998 as reported on The Nasdaq National Market.

          In addition to the Initial Option Grant, the New Yuen Agreement provides that on the first day of each Compensation Period following the date of the New Yuen Agreement, commencing on June 1, 1998, the Company will grant to Dr. Yuen options to acquire 832,545 Ordinary Shares (the "Periodic Option Grants"). Each of the options granted as part of a Periodic Option Grant or the Initial Option Grant represents the right to acquire one Ordinary Share. The exercise price of each Ordinary Share subject to a Periodic Option Grant will be equal to the closing price per Ordinary Share on The Nasdaq National Market on the date of grant. Each option comprising the Initial Option Grant and the Periodic Option Grants will be exercisable through the 10th anniversary of the date of its grant.

          Subject to the accelerated vesting provisions of the New Yuen Agreement, the options comprising the Initial Option Grant and the Periodic Option Grants will become fully vested and exercisable at the rate of 832,545 options each year on the last day of each of the Compensation Periods, commencing on May 31, 1998, with the options granted earliest to vest first and the Non-Contingent Options deemed to be granted earliest.

          Limitation on Annual Compensation. Under the New Yuen Agreement, the aggregate dollar amount of Dr. Yuen's Base Salary (as adjusted), Merit Bonus and Annual Incentive Bonus for each Compensation Period is subject to the following annual limitations (with the 1998 Compensation Period ending on May 31, 1998 and so forth): 1998 Compensation Period - $2.5 million; 1999 Compensation
Period - $4 million; 2000 Compensation Period - $5 million; 2001 Compensation Period - $6.25 million; 2002 Compensation Period - $8 million; 2003
Compensation Period - $12 million; 2004 Compensation Period - $15 million; and 2005 Compensation Period - $22 million.

Federal Income Tax Consequences

          Dr. Yuen will generally recognize ordinary income in the amount of the cash compensation paid to him under the New Yuen Agreement at the time of payment. The Company will be entitled to a deduction equal to the amount of ordinary income recognized. The options contemplated by the New Yuen Agreement are nonqualified stock options. The general tax effects of nonqualified stock options are discussed above under "Item 1--Stock Incentive Plan Proposal-- Federal Income Tax Consequences."

          Notwithstanding the general deductibility of cash and option-related compensation to be paid to Dr. Yuen, Section 162(m) of the Internal Revenue Code renders non-deductible to a publicly-held corporation certain compensation in excess of $1 million paid in any year to certain of its executive officers (including Dr. Yuen) unless the excess compensation is "performance-based" (as defined) or is otherwise exempt from Section 162(m). Gemstar believes that the options granted and to be granted and which may be granted to Dr. Yuen will qualify for the "performance-based" exception to Section 162(m). However, no assurance can be given as to the deductibility of any compensation paid under the New Yuen Agreement to the extent that such compensation would, together with any other nonexempt compensation paid to Dr. Yuen, exceed $1 million in any year.

Specific Benefits

          The amount, if any, of the adjustment to Dr. Yuen's Base Salary, and the amounts, if any, of the Merit Bonus and the Annual Incentive Bonus payable to Dr. Yuen under the New Yuen Agreement for the fiscal year ending on March 31, 1998 are dependent upon the Company's financial performance for such year and on whether the Fourth Fiscal Quarter Test is satisfied. Therefore, such amounts, if any, are not determinable.

          Except for information concerning the stock option grants provided for under the New Yuen Agreement, the table below sets forth the amounts that would be payable to Dr. Yuen under the Performance Based Provisions of the New Yuen Agreement, based on the Company's consolidated revenues, net earnings, EBITDA and EPS, as applicable, for fiscal year 1997. Information concerning the stock option grants under the New Yuen Agreement is set forth above under "Item 1-- Stock Incentive Plan Proposal--Specific Benefits." The information in the table below is based on the assumptions indicated in the applicable footnotes thereto and is for illustrative purposes only. The actual amounts to be paid to Dr. Yuen under the New Yuen Agreement for any fiscal year will depend upon the actual financial performance of the Company for such year and may be materially higher or lower than the amounts set forth in the table.


                                BENEFITS UNDER
                              NEW YUEN AGREEMENT

                               Adjustment to         Merit         Annual Incentive
     Name of Employee        Base Salary ($)(1)   Bonus ($)(2)       Bonus ($)(3)
     ----------------        ------------------   ------------     ----------------
Henry C. Yuen, Chief              $113,860          $221,707           $96,154
  Executive Officer and
  President

____________________

(1) Represents only the amount of the adjustment to Base Salary. Amount determined by multiplying an assumed Base Salary of $1 million by 25% of the sum of (A) the percentage by which the Company's consolidated revenues for fiscal 1997 exceeded consolidated revenues for fiscal 1996 and (B) the percentage by which the Company's net earnings for fiscal 1997 exceeded net earnings for fiscal 1996.

(2) Amount is determined as the product of the assumed Base Salary of $1 million multiplied by the percentage increase in the Company's EBITDA for fiscal 1997 over the EBITDA for fiscal 1996.

(3) Amount is determined by multiplying the assumed Base Salary of $1 million by 2.5 and then multiplying the resulting product by the percentage growth in the Company's EPS for fiscal 1997 from the EPS for fiscal 1996.

Effect of Shareholder Vote

          If the CEO Compensation Proposal is not approved by shareholders on or before March 15, 1998, then (A) as of 12:01 a.m., Los Angeles time, on March 16, 1998 (the "Termination Time"), the New Yuen Agreement would terminate; (B) all of the Non-Contingent Options would, as of the Termination Time, become immediately fully vested and exercisable for their full term; and (C) none of the Contingent Options would be exercisable until and unless the New Yuen Agreement were to be approved by shareholders, whereupon all options granted under the New Yuen Agreement would become exercisable in accordance with their terms.

          If the Restated Plan is not approved by shareholders at the Special Meeting, but the CEO Compensation Proposal is approved by shareholders at such meeting, certain options granted or to be granted to Dr. Yuen pursuant to his Amended and Restated Employment Agreement will be granted outside of the Existing Plan to the extent such options exceed the current share limits of the Existing Plan. In addition, if the Restated Plan is approved by shareholders but the increases in the share limits thereunder (after reducing the Existing Plan's share limits by the number of shares subject to other awards thereunder after the date hereof) are not sufficient to cover any options contemplated by the CEO Compensation Proposal, any options in excess of such limits will be granted outside of the Restated Plan. See "Item 2--CEO Compensation Proposal-- Initial and Annual Stock Option Grants."

Recommendation of Board of Directors

          On January 7, 1998, following the approval of the New Yuen Agreement (including the Performance-Based Provisions thereof) by the Compensation Committee and the recommendation by the Compensation Committee that the Board also approve the agreement, the Board (with Dr. Yuen abstaining from voting) approved the New Yuen Agreement, including the Performance-Based Provisions thereof. In approving the Performance-Based Provisions of the New Yuen Agreement, the Compensation Committee and the Board took into account, among other things, the Company's substantial dependence upon Dr. Yuen's continued contributions and service to the Company, as well as Dr. Yuen's substantial contributions to the Company to date; Dr. Yuen's considerable business experience and technological expertise; the increased challenge faced by the Company of sustaining its growth into the coming decade; challenges associated with rapidly evolving technology and increasing global competition in the businesses in which the Company operates; and the desirability of obtaining Dr. Yuen's commitment to carry out the long-term future projects of the Company beyond the term of the Former Yuen Agreement. For all of the foregoing reasons, the Board recommends that shareholders vote "FOR" approval of the CEO Compensation Proposal.

          Shareholders should note that Dr. Yuen has a significant financial interest in the outcome of the CEO Compensation Proposal and thus did not participate in the Board's action on the proposal.


                            EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

          Directors Carrier, Toyama and Yuen comprised the Company's compensation committee during fiscal 1997. None of these directors was an officer or employee of the Company during fiscal 1997 or was previously an officer of the Company, except for Dr. Yuen, who has served as the Company's Chief Executive Officer since August 19, 1994.

          In connection with the 1995 acquisition of all of the outstanding capital stock of GDC and another now-wholly-owned Gemstar subsidiary, E Guide, Inc. ("E Guide"), and certain other corporate transactions pursuant to which the current corporate structure of the Company was effected (the "Reorganization"), the former shareholders of GDC, who included Dynamic Core Holdings Limited (the sole shareholder of which is Thomas L.H. Lau), Dr. Yuen and Dr. Kwoh, entered into a Subscription and Exchange Agreement with the Company pursuant to which the GDC shareholders received 3,518,501 Ordinary Shares of the Company in exchange for all of their shares of GDC. In connection with the acquisition of GDC, Dr. Yuen received 355,918 Ordinary Shares of the Company.

          Also as part of the Reorganization, all of the former shareholders of E Guide, who included Dr. Yuen, entered into an Acquisition and Exchange Agreement with the Company pursuant to which the E Guide shareholders received 3,511,494 Ordinary Shares of the Company in exchange for all of their shares of E Guide. Dr. Yuen received 872,151 of such shares. The E Guide shareholders also entered into a Registration Rights Agreement with the Company pursuant to which they received certain demand and piggyback registration rights in connection with the Ordinary Shares of the Company issued in the E Guide acquisition.

          The Company may in the future enter into negotiations with Dr. Yuen to acquire rights to intellectual property to which Dr. Yuen is entitled under the New Yuen Agreement. See "Employment Agreements--New Yuen Agreement." There can be no assurance that the Company would be able to reach agreement with Dr. Yuen concerning any such intellectual property rights.

          Dr. Yuen was formerly a partner of Schneider, Goldberg, Rohatiner and Yuen. Schneider, Goldberg has provided, and may continue to provide, legal services for the Company from time to time. Dr. Yuen no longer has any affiliation with the firm.

Director Compensation

          Each director who is not an employee of the Company is paid $25,000 per year for services as a director of the Company and $1,000 per Board or Board committee meeting attended. All directors are reimbursed for their out-of-pocket expenses incurred in connection with attendance at meetings of, and other activities relating to service on, the

Board of Directors or any Board committee. In addition, directors are eligible to participate in the Restated Plan. All directors except Messrs. Meyer and Smith have received stock options under the Existing Plan. See "Item 1--Stock Incentive Plan Proposal--Summary Description of Restated Plan--Eligibility."

Employment Agreements

          Former Yuen Agreement. Until January 7, 1998, Dr. Yuen served GDC as its President and Chief Executive Officer pursuant to an Employment Agreement entered into as of April 1, 1994 and amended August 16, 1995 (the "Former Yuen Agreement"). The Former Yuen Agreement provided for an initial term of three years ending March 31, 1998, with two automatic two-year renewals unless either GDC or Dr. Yuen were to give written notice of termination at least six months prior to the expiration of the initial term or any renewal term. GDC did not receive any notice from Dr. Yuen seeking to terminate the Former Yuen Agreement. Dr. Yuen's initial base salary under the Former Yuen Agreement was $450,000 per year, subject to an annual adjustment to his then-current base salary multiplied by the greater of (i) the percentage increase in the Consumer Price Index for the Los Angeles-Long Beach metropolitan area since the date of the last adjustment or (ii) 25% of the sum of the percentage changes from the previous year in Gemstar's revenues and net earnings. In no event could such adjustment exceed 20% of his base salary in any one year. Immediately prior to the effective date of the New Yuen Agreement, Dr. Yuen's base salary, as so adjusted under the Former Yuen Agreement, was $648,000.

          The Former Yuen Agreement also provided for the payment to Dr. Yuen of a merit bonus and an annual incentive bonus, and provided for GDC to establish for Dr. Yuen a non-qualified deferred compensation plan. The merit bonus was payable in the discretion of the GDC board of directors, based on its good faith consideration of Dr. Yuen's performance during the relevant year during the term of the Former Yuen Agreement. The Former Yuen Agreement provided that it was anticipated that the merit bonus would not exceed 15% of Dr. Yuen's base salary as in effect for the relevant year. The annual incentive bonus under the Former Yuen Agreement was based on the compound growth rate of Gemstar's EBITDA (as adjusted to include any annual incentive bonus accrued but not paid during the relevant year less any annual incentive bonus paid in cash during such year) from its EBITDA from continuing operations for the fiscal year ended March 31, 1994. The maximum annual incentive bonus equal to 80% of his base salary was earned for an EBITDA growth rate of 35% or greater, while no annual incentive bonus was paid for an EBITDA growth rate of 15% or less. If the EBITDA growth rate were between 15% and 35%, the annual incentive bonus would be calculated pro rata using the appropriate multiple between 0% and 80%. The annual incentive bonus, if any, was payable to Dr. Yuen within 90 days following the end of the relevant fiscal year (the "Due Date"). If only unaudited financial statements were available when the calculation of the annual incentive bonus was made, Dr. Yuen had the right, exercisable within 12 months after the Due Date, to audit the determination of the bonus and, if an error equal to 3% or more of the amount actually paid were determined, to be paid the amount of such shortfall and to be reimbursed for his out-of-pocket expenses incurred in the audit. The Former Yuen Agreement also provided for GDC to establish a non-qualified deferred compensation plan pursuant to which Dr. Yuen could, prior to the beginning of each calendar year, elect to defer up to 100% of his total cash compensation for such year, up to a maximum of $500,000. Dr. Yuen did not elect to defer any of his cash compensation under that plan.

          The Former Yuen Agreement also provided for GDC to enter into a split dollar life insurance arrangement with Dr. Yuen, under which GDC would obtain and pay all premiums with respect to a life insurance policy covering Dr. Yuen with a death benefit equal to at least $20,000,000. Under the split dollar life insurance agreement entered into with Dr. Yuen's trust, his beneficiaries are entitled to receive all death benefits under the policy up to $20,000,000, with GDC receiving any excess payments, unless, prior to Dr. Yuen's death, his employment were to be terminated for cause (as defined in the Former Yuen Agreement). Dr. Yuen was also entitled under the Former Yuen Agreement to a $1,000 per month automobile allowance and to such other benefits, including, without limitation, health insurance and participation in bonus, incentive, stock option or extra compensation plans, as GDC may have provided to him or to GDC employees generally (such benefits, together with the annual incentive bonus, being referred to as the "Additional Benefits"). During fiscal 1997, the Additional Benefits (other than the annual incentive bonus) consisted only of coverage under the Company's medical insurance plan. In addition, Dr. Yuen was entitled under the Former Yuen Agreement to receive such other benefits (the "Other Benefits") as he may have reasonably requested which were commensurate with his position and would facilitate the performance of his duties to GDC.

          Under the Former Yuen Agreement, the GDC board of directors could, after notice to Dr. Yuen and a hearing before the board, terminate Dr. Yuen's employment for "cause", whereupon all of Dr. Yuen's unearned rights to receive base salary and Additional Benefits under the agreement would terminate.
"Cause" was defined under the Former Yuen Agreement to include the following:
(i) acts of fraud, material dishonesty or other acts of willful misconduct by Dr. Yuen that have a material adverse effect on GDC's business, (ii) Dr. Yuen's repeated and willful refusal, after notice, to perform his significant duties,
(iii) Dr. Yuen's habitual abuse of any substance, which abuse has a material adverse effect on GDC's business, or (iv) Dr. Yuen's conviction of, or pleading guilty to, an act constituting a felony. Dr. Yuen had the right under the Former Yuen Agreement to appeal the board's decision to terminate him for cause to an arbitrator and, during the pendency of such appeal (not to exceed six months), to receive his base salary and Additional Benefits. If GDC were to prevail on appeal, Dr. Yuen's employment would be terminated and he would be required to reimburse GDC for any base salary and Additional Benefits paid to him during the pendency of the appeal. If Dr. Yuen were to prevail on appeal, GDC would be required to reinstate Dr. Yuen as President and Chief Executive Officer and (A) treble his base salary and Additional Benefits retroactive to April 1, 1994 and (B) pay him the difference between such trebled base salary and Additional Benefits for the period from April 1, 1994 to the date of the resolution of the appeal and the amounts actually paid to him in respect of base salary and Additional Benefits for such period.

          The GDC board of directors also had the right under the Former Yuen Agreement to terminate Dr. Yuen's employment without cause, in which event Dr. Yuen was entitled to receive his base salary and Additional Benefits for the longer of 18 months from the date of such termination or through the expiration of the remainder of the initial or renewal term in which such termination were to occur. The failure by GDC to acknowledge the commencement of a renewal term under the Former Yuen Agreement (and the resulting termination of the agreement) was deemed under the Former Yuen Agreement to constitute a termination of Dr. Yuen's employment without cause.

          The Former Yuen Agreement could also be terminated by GDC upon the death or total disability of Dr. Yuen, or, within the first 18 months of the agreement, by Dr. Yuen in his discretion. If GDC terminated the Former Yuen Agreement based on Dr. Yuen's total disability, GDC was obligated to continue paying Dr. Yuen his base salary and Additional Benefits for the longer of 18 months following such termination or the expiration of the then-current term of the agreement. If the Former Yuen Agreement were terminated upon Dr. Yuen's death, GDC was obligated to pay Dr. Yuen's beneficiaries all of his previously earned (but unpaid) base salary and Additional Benefits and to continue paying Dr. Yuen's base salary and Additional Benefits to Dr. Yuen's beneficiaries for the longer of 18 months or the expiration of the then-current term of the agreement, less any period during which any post-termination salary and Additional Benefits were paid to Dr. Yuen by reason of his total disability. If Dr. Yuen's death were to have occurred while he was receiving disability payments as described in this paragraph, such disability payments were to be discontinued, and his beneficiaries would have been entitled to receive only the base salary (as in effect immediately prior to his disability) and Additional Benefits payable after his death as described herein. Dr. Yuen also had the right, upon six months' prior written notice to GDC, to terminate the agreement within the first 18 months of the initial term of the agreement, in which event he was entitled to receive his base salary and Additional Benefits for nine months following such termination. Dr. Yuen also had the right to terminate the Former Yuen Agreement at any time within 90 days following a change of control of Gemstar (as defined in the Former Yuen Agreement), in which event he was entitled to receive his base salary and Additional Benefits for the longer of 18 months following such termination or the remainder of the then-current term of the agreement. Under the Former Yuen Agreement, a "change of control" of GDC was defined as the occurrence of any of the following:

          . the acquisition (other than from Gemstar directly or from any Gemstar shareholder who was, as of the effective date of the Former Yuen Agreement, a 25% shareholder of Gemstar) by any person or entity of beneficial ownership of 25% or more of Gemstar's outstanding shares;

          . the failure of the Gemstar directors as of the effective date of the Former Yuen Agreement to constitute a majority of Gemstar's Board (counting new directors who were appointed by at least a majority of the board members as of the date of the Former Yuen Agreement or who were elected or nominated at Dr. Yuen's request as directors as of the date of the Former Yuen Agreement);

          . the approval by the Gemstar shareholders of a merger, reorganization or consolidation involving Gemstar as a result of which the shareholders of Gemstar immediately prior to such approval would not, immediately after such merger, reorganization or consolidation, own more than 50% of the voting stock of the surviving entity; or

          . the liquidation or dissolution of Gemstar or the sale of all or substantially all of Gemstar's assets.

          Under the Former Yuen Agreement, all inventions, patents, copyrights and other intellectual property which GDC could show, by clear and convincing evidence, (i) were developed by Dr. Yuen while performing his duties for GDC or using GDC's equipment or trade secret information, (ii) related at the time of conception to GDC's business or actual or demonstrably anticipated research, or
(iii) resulted from any work performed by Dr. Yuen for GDC, were the property of GDC. The Company's business or research referred to itemized activities of the Company that could be modified or augmented from time to time; provided, however, that any changes to such definition in the Former Yuen Agreement had to be approved by the non-management directors of the Company. The Former Yuen Agreement also required GDC to indemnify Dr. Yuen to the maximum extent permitted by law and GDC's bylaws for any liability arising out of any acts or decisions made by Dr. Yuen in good faith while performing his duties for GDC.

          New Yuen Agreement. The Company, GDC and Dr. Yuen executed the New Yuen Agreement as of January 7, 1998, which supersedes and replaces the Former Yuen Agreement. Under the New Yuen Agreement, Dr. Yuen will continue to serve as the President and Chief Executive Officer of GDC and will also serve as President and Chief Executive Officer of the Company. The New Yuen Agreement also provides that Dr. Yuen will serve as a director of each of the Company, GDC and Star Sight Telecast, Inc. during the entire term of the New Yuen Agreement. The New Yuen Agreement is effective as of October 1, 1997, and provides for a five-year initial term of employment at a base salary (subject to annual adjustment) of $1 million, subject to automatic renewal for one additional term of three years and to earlier termination as described below. Dr. Yuen's Base Salary adjustments, bonus compensation, and right to receive stock options under the New Yuen Agreement is described under "Item 2--CEO Compensation Proposal" above, which proposal is being submitted to the Company's shareholders for approval.

          The New Yuen Agreement provides that Dr. Yuen is entitled to all of the same rights and benefits included among the Additional Benefits and the Other Benefits under the Former Yuen Agreement, except that the Annual Incentive Bonus under the New Yuen Agreement is based on a different formula than that used to calculate the annual incentive bonus under the Former Yuen Agreement. See "Item 2--CEO Compensation Proposal--Annual Incentive Bonus" and "Employment Agreements--Former Yuen Agreement". In addition, the New Yuen Agreement obligates GDC to reimburse Dr. Yuen (with such reimbursement to be calculated on an after-tax basis) for all professional fees and expenses incurred by Dr. Yuen in connection with (i) the negotiation and documentation of the New Yuen Agreement and any amendments to that agreement, (ii) income tax planning and preparation, (iii) income tax audits and the defense of any income tax claims against Dr. Yuen, and (iv) estate planning and the creation and modification of wills, codicils and trusts (such right to reimbursement, together with the Additional Benefits (but excluding the Annual Incentive Bonus), being referred to as the "New Additional Benefits"). To date, neither GDC nor the Company has provided any reimbursement to Dr. Yuen as described above.

          The New Yuen Agreement permits the Gemstar Board to terminate Dr. Yuen's employment if it reasonably determines, based on clear and convincing evidence, that "cause" exists for such termination, with cause being defined substantially as defined under the Former Yuen Agreement. Under the New Yuen Agreement, Dr. Yuen has the right to appeal a termination for cause and, during the pendency of such appeal (not to exceed six months), to receive his Base Salary and the New Additional Benefits. If Gemstar prevails on appeal, Dr. Yuen's employment would be terminated and he would be required to reimburse GDC for any Base Salary and New Additional Benefits paid to him during the pendency of the appeal. If Dr. Yuen prevails on appeal, GDC would be required to reinstate him as President and Chief Executive Officer of GDC and (A) reimburse him for all professional fees and expenses in connection with the appeal, (B) treble his Base Salary and New Additional Benefits retroactive to October 1, 1997, and (C) pay Dr. Yuen the difference between such trebled Base Salary and New Additional Benefits for the period from October 1, 1997 to the date of the resolution of the appeal and the amounts actually paid to Dr. Yuen in respect of Base Salary and New Additional Benefits for such period. Upon termination of Dr. Yuen's employment for cause, all options previously granted to Dr. Yuen which are not then vested will be forfeited, and all previously vested options granted to Dr. Yuen will remain exercisable for their full term.

          The Board also retains the right under the New Yuen Agreement to terminate Dr. Yuen's employment without cause, in which event (i) Dr. Yuen is entitled to receive (A) a lump sum payment equal to five times his then-current Base Salary and (B) for a period of 60 months following such termination without cause, all of his New Additional Benefits, and (ii) all unvested options to acquire Ordinary Shares previously granted to Dr. Yuen will immediately vest in full and will become fully exercisable for their full term, and all previously vested options granted to Dr. Yuen will remain fully exercisable for their full term. The failure to renew the New Yuen Agreement is deemed under the New Yuen Agreement to constitute a termination without cause.

          The New Yuen Agreement contains provisions substantially similar to those contained in the Former Yuen Agreement relating to termination by reason of Dr. Yuen's death or total disability, except that GDC would be obligated to continue paying Dr. Yuen his Base Salary and New Additional Benefits for the longer of 60 months (rather than 18 months under the Former Yuen Agreement) following such termination for death or disability or the expiration of the then-current term of the agreement. Dr. Yuen retains his right, upon six months' prior written notice to GDC, to terminate the agreement within the first 18 months of the initial term of the agreement, in which event Dr. Yuen is entitled to receive (i) a lump-sum payment equal to 1.5 times his then-current Base Salary and (ii) for 18 months following such termination, all other elements of his compensation. Upon termination of the New Yuen Agreement based on Dr. Yuen's death or disability, all unvested options previously granted to Dr. Yuen will immediately vest in full and become exercisable for their full term, and all previously vested options granted to Dr. Yuen will remain fully exercisable for their full term.

          The New Yuen Agreement also permits Dr. Yuen, upon six months' prior written notice to GDC Company, to terminate the New Yuen Agreement at any time beginning after 18 months following the date of the New Yuen Agreement and to elect, upon three months' prior written notice to GDC, to reduce his employment from full-time to part-time (but not less than one day per week). If Dr. Yuen voluntarily terminates the New Yuen Agreement, he is entitled to receive a lump-sum payment of an amount equal to 1.5 times his then-current Base Salary, and GDC will continue to provide Dr. Yuen with all other elements of compensation provided under the New Yuen Agreement (including, without limitation, the vesting of options to acquire Ordinary Shares) for 18 months from Dr. Yuen's last day of empoyment. If Dr. Yuen elects to reduce his employment from full-time to part-time, (A) all elements of his compensation and benefits (other than the New Additional Benefits, the Other Benefits, any payments to Dr. Yuen during the pendency of an appeal of a termination for cause or thereafter, and certain other benefits as specified in the New Yuen Agreement, which would not be reduced) would be reduced by the fraction the numerator of which is equal to one minus the reduced number of working days per week, and the denominator of which is equal to five and (B) Dr. Yuen will have the right to accept other employment that is not in direct competition with the business of Gemstar or its affiliates. Dr. Yuen also retains the right to terminate the New Yuen Agreement within 90 days following a change of control (defined substantially as defined in the Former Yuen Agreement), in which event (1) he would be entitled to receive (a) a lump-sum payment equal to five times his then-current Base Salary,
(b) for a period of 60 months (as compared with 18 months under the Former Yuen Agreement) following such termination, all other elements of his compensation provided under the New Yuen Agreement, (2) all unvested options granted to him under the New Yuen Agreement would immediately vest in full and would be exercisable for their full term and all previously granted vested options to acquire Ordinary Shares will remain fully exercisable for their full term.

          The New Yuen Agreement contains provisions substantially similar to those contained in the Former Yuen Agreement relating to inventions, patents, copyrights and other intellectual property developed or obtained by Dr. Yuen during his employment with GDC, except that Dr. Yuen has agreed to negotiate exclusively with GDC for a six-month period for GDC to acquire the rights to any intellectual property developed by Dr. Yuen and which he is entitled to retain under the New Yuen Agreement. With respect to any intellectual property with respect to which GDC enters into such exclusive negotiations with Dr. Yuen, GDC is required to bear all costs and expenses of patent or copyright investigation, filing, prosecution and registration relating to such intellectual property and all associated costs, whether or not GDC acquires the rights to such intellectual property. The New Yuen Agreement also contains provisions substantially identical to those of the Former Yuen Agreement requiring GDC to indemnify Dr. Yuen with respect to Dr. Yuen's good faith performance of his duties for GDC, as well as a new provision requiring GDC to pay Dr. Yuen an amount sufficient on an after-tax basis to reimburse Dr. Yuen for any excise tax incurred by Dr. Yuen due to any payment, distribution, transfer or benefit received by Dr. Yuen from the Company or GDC.

          Other Employment Agreements With Executives. The Company has entered into an employment agreement with Mr. Lau, and GDC has entered into employment agreements with each of Ms. Leung and Messrs. Goldberg and Mankovitz, all of which agreements contain substantially similar provisions. (Hereinafter, these employment agreements are sometimes collectively referred to as the "Other Agreements," and the named executive officers who have entered into these agreements are sometimes collectively referred to as the "Other Executives"). The term of the employment agreements with Messrs. Lau, Goldberg and Mankovitz extends until March 31, 2001, with no provision for renewal. The term of the employment agreement with Ms. Leung runs through March 31, 1999, at which time her agreement will be automatically renewed for an additional two-year term unless, at least six months prior to the expiration of the term of the agreement, either Ms. Leung or GDC gives written notice to terminate the agreement.

          Each of the Other Agreements provides for a base annual salary which is lower than that provided under the Former Yuen Agreement and is subject to
annual adjustment to become effective each June 1.   The amount of the salary
adjustment for any year is calculated using a formula substantially similar to the formula used to calculate Dr. Yuen's base salary adjustment under the Former Yuen Agreement. Each of the Other Agreements provides for the same 20% cap on the amount by which the base salary of the applicable Other Executive may be increased in any year. Each of the Other Executives is also entitled under his or her employment agreement to an annual incentive bonus equal to a percentage of his or her adjusted base salary in effect for the year in which such bonus is to be calculated. The annual incentive bonus is to be calculated using the same formula used to calculate Dr. Yuen's annual incentive bonus under the Former Yuen Agreement, except that the formula in the Other Agreements with each of Ms. Leung and Messrs. Goldberg and Mankovitz provides for a maximum bonus equal to 40% of each such officer's then-base salary, rather than 80% as provided under the Former Yuen Agreement and in Mr. Lau's employment agreement. The Other Agreements further provide that the compensation and benefits payable to the Other Executives under such agreements will be reviewed promptly following a change of control (defined substantially as in the Former Yuen Agreement) to reflect any expansion of the duties of such Other Executives, as determined in good faith by the board of directors of the Company or GDC, as applicable. The Other Agreements with each of Ms. Leung and Messrs. Goldberg and Mankovitz provides for GDC to establish a non-qualified deferred compensation plan pursuant to which such officers may, prior to the beginning of each calendar year, elect to defer up to 100% of their total cash compensation for such year, up to a maximum of $250,000. None of such officers has elected to defer any of his or her cash compensation under such plan.

          The Other Agreements provide that, in the event the Company (or GDC, as applicable) is involved in a merger or a sale of all or substantially all of its assets to another entity, The Company (or GDC) will (or will cause a successor to) provide for such adjustment to the Other Executives' compensation as may be necessary to preserve, as nearly as practicable, the payment of their
base salary and certain other benefits under such agreements.   Each of the
Other Executives is entitled under his or her employment agreement to an automobile allowance and to such other benefits, including, without limitation, health insurance and participation in bonus, incentive, stock option or extra compensation plans, to which he or she would otherwise be entitled by virtue of his or her employment with the Company (or GDC). During fiscal 1997, these other benefits consisted only of coverage under the Company's medical insurance plan.

          The Other Agreements prohibit the termination of the Other Executives (or the termination of any compensation or benefits payable to the Other Executives under such agreements) except as expressly provided in the Other Agreements. Each of the Other Executives also has the right, upon 90 days' prior written notice, to terminate his or her employment agreement.

          The Other Agreements (except the agreement with Mr. Mankovitz) provide that all inventions, patents, copyrights and other intellectual property developed or conceived by the Other Executives during the term of their employment agreements which are competitive with any existing products or services of the Company or its affiliates, are the property of the Company (or GDC, as the case may be). The employment agreement with Mr. Mankovitz contains provisions relating to intellectual property that are similar to those contained in the Former Yuen Agreement. See "Employment Agreements--Former Yuen Agreement." All other intellectual property belongs to the Other Executives. The Other Agreements also contain provisions substantially identical to those of the Former Yuen Agreement requiring the Company (or GDC) to indemnify the Other Executives with respect to their good faith performance of their duties.

Summary Compensation Table

          The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the four most highly compensated executive officers of the Company who served in such capacities on March 31, 1997 (the "named executive officers") for services rendered to the Company during each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                           Long Term
                                                                                          Compensation
                                                           Annual Compensation(2)(3)         Awards
                                                                                             ------
                                                                                           Securities        All Other
                                                         Fiscal    Salary       Bonus      Underlying      Compensation
Name and Principal Positions(1)                           Year      ($)          ($)       options(#)        ($)(5)
-------------------------------
Henry C. Yuen
   Chief Executive Officer and President.................  1997   $648,000    $518,400     $       --          $495,681
                                                           1996    540,000     432,000       2,600,000          495,681
                                                           1995    450,000     360,000             --               --
Elsie Ma Leung
   Chief Operating Officer and Chief Financial Officer...  1997    475,000     190,000             --             4,076
                                                           1996    326,875     130,750         410,000              --
                                                           1995    231,250      92,500             --               --
Roy J. Mankovitz
   Asst. Secretary, Corporate Counsel - Intellectual
   Property.............................................   1997    423,000     169,200             --             4,658
                                                           1996    352,500     141,000         372,500              --
                                                           1995    293,750     117,500             --               --
Larry Goldberg
   Secretary and Corporate Counsel.......................  1997    324,000     129,600             --             4,427
                                                           1996    270,000     108,000         372,500              --
                                                           1995    225,000      90,000             --               --
Thomas L.H. Lau
   Chairman..............................................  1997    360,000           0             --               --
                                                           1996    270,000           0         230,000              --
                                                           1995    225,000     240,000             --               --
Daniel Kwoh(4)
   Senior Vice President - Technology....................  1997    396,000     158,400             --             4,338
                                                           1996    330,000     132,000         115,000              --
                                                           1995    275,000     110,000             --               --

___________________________________

   (1) Other than Mr. Lau, who is employed by Gemstar as Chairman of the Board, all of the other named executive officers are or were employed in the indicated positions with GDC.

   (2) No individual listed in the table received aggregate other compensation exceeding $50,000 or 10% of the compensation reported in the table for such individual.

   (3) The salary paid to each of the listed executive officers represents each such officer's adjusted base salary for each of the indicated fiscal years, calculated pursuant to the applicable formula under such officer's employment agreement with GDC. The bonuses paid to Dr. Yuen represent the amounts of Dr. Yuen's annual incentive bonus for each of the indicated fiscal years, calculated pursuant to the applicable formula under the Former Yuen Agreement. The bonuses paid to each of Messrs. Lau, Mankovitz and Goldberg and Ms. Leung represent the amount of the annual incentive bonus paid to each such officer for each of the indicated fiscal years, calculated pursuant to the applicable formula in such officer's employment agreement with GDC or Gemstar, as the case may be. See "Employment Agreements" above.

   (4) Mr. Kwoh resigned as Senior Vice President - Technology of GDC effective as of April 1, 1997.

   (5) GDC provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to the Securities and Exchange Commission's rules. The amounts shown in this column include the following:

        (a) Matching contributions by GDC under the Gemstar Employees 401(k) and Profit Sharing Plan, which permits salaried employees to make tax-deferred contributions of a portion of their base compensation pursuant to Section 401(k) of the Code. Under the Plan, GDC will match 100% of 3% of a participant's compensation up to $16,667 contributed as elective deferrals and 50% of 3% of a participant's compensation in excess of $16,667 contributed as elective deferrals up to applicable limits under the Code. (Effective January 1, 1998, GDC's matching contribution will be an amount equal to 100% of up to 2% of a participant's compensation contributed, up to applicable limits under the Code.) During fiscal 1997, the Company's matching contributions were $4,076, $4,338, $4,658 and $4,427 for Ms. Leung, Mr. Kwoh, Mr. Mankovitz and Mr. Goldberg, respectively.

        (b) The amounts shown for Dr. Yuen represent premiums paid for split dollar life insurance policies. See the description of the split dollar life insurance arrangement with Dr. Yuen under "Employment Agreements -- Former Yuen Agreement."

Option Grants for Fiscal 1997

     The Company did not grant stock options to any of the named executive officers during fiscal 1997. On May 9, 1997, the Company granted Ms. Leung and Messrs. Goldberg and Mankovitz options to purchase 300,000, 150,000, and 150,000 shares, respectively. The exercise price per share of all of such options is $15.38, which represents the closing sale price of an Ordinary Share on May 8, 1997 as reported by the Nasdaq National Market.

Aggregate Option Exercises in the Fiscal Year Ended March 31, 1997 and Year-End Values

     During fiscal 1997, none of the named executive officers exercised any options granted to them by the Company. The table below sets information concerning the number of unexercised Company options held by the named executive officers and the aggregate dollar value of in-the-money exercisable options at March 31, 1997.


                  FISCAL YEAR-END OPTION HOLDINGS AND VALUES




                                Number of
                                Securities
                                Underlying
                           Unexercised options                         Value of Unexercised
                                   (#)                                 In-the-Money Options
                            at March 31, 1997                        at March 31, 1997 ($)(1)
      Name            Exercisable   Unexercisable(2)             Exercisable            Unexercisable

Thomas L.H. Lau....        86,250         143,750                $ 30,188               $ 50,312

Henry C. Yuen......     1,950,000         650,000                 682,500                227,500

Elsie Ma Leung.....       292,500         117,500                 102,375                 41,125

Roy J. Mankovitz...       255,000         117,500                  89,250                 41,125

Larry Goldberg.....       255,000         117,500                  89,250                 41,125

_____________________

(1) In accordance with the Securities and Exchange Commission's rules, the information with respect to value of exercisable and unexercisable options is presented as of March 31, 1997. Values are calculated by subtracting the total exercise price from the fair market value of the underlying Ordinary Shares. For purposes of this table, value is deemed to be $12.25 per underlying share, the closing sale price per Ordinary Share on March 31, 1997 as reported on The Nasdaq National Market. All options reflected in the table above have an exercise price of $11.90 per share, which represents the closing sale price on August 16, 1995, the date such options were granted.

(2) All options listed as unexercisable became fully vested and exercisable on August 16, 1997. The value as of January 31, 1998 of all options held by each of the named executive officers as of March 31, 1997 (using $31.375, the closing sale price per Ordinary Share on January 30, 1998 as reported on The Nasdaq National Market, as the per-share value of the shares subject to such options) was as follows: Mr. Lau -- $4,479,250; Dr. Yuen -- $50,635,000; Ms. Leung --$7,984,750; Mr. Mankovitz -- $7,254,438; and Mr.
     Goldberg -- $7,254,438.

Other Matters

  If any matters not referred to in this proxy statement should properly come before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment, and discretionary authority to vote under such circumstances is included in the proxy. Management is not aware of any such matters which may be presented for action at the meeting. Matters incident to the conduct of the meeting may be voted upon pursuant to the proxies.


                                By Order of the Board of Directors,



                                /s/ LARRY GOLDBERG
                                -----------------------------------
                                LARRY GOLDBERG
                                Secretary


February 26, 1998

                                  Appendix A
                                  ----------

                      GEMSTAR INTERNATIONAL GROUP LIMITED
              1994 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED


Note: The following copy of the Gemstar International Group Limited 1994 Stock Incentive Plan is filed as an appendix to the proxy materials filed with the Securities and Exchange Commission pursuant to Instruction 3 to Item 10 of Schedule 14A, but is not part of the proxy statement and does not otherwise constitute soliciting material.

                      GEMSTAR INTERNATIONAL GROUP LIMITED
              1994 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

                               TABLE OF CONTENTS

                                                          Page
                                                          ----
I.    THE PLAN...........................................   1
      1.1  Purpose.......................................   1
      1.2  Administration and Authorization; Power and
           Procedure.....................................   1
      1.3  Participation.................................   3
      1.4  Shares Available for Awards...................   3
      1.5  Grant of Awards...............................   4
      1.6  Award Period..................................   4
      1.7  Limitations on Exercise and Vesting of
           Awards........................................   4
      1.8  Acceptance of Notes to Finance Exercise.......   4
      1.9  No Transferability............................   5
      1.10 Restrictions on Transfer of Shares............   6

II.   OPTIONS............................................   7
      2.1  Grants........................................   7
      2.2  Option Price..................................   7
      2.3  Limitations on Grant and Terms of Incentive
           Stock Options.................................   8
      2.4  Option Repricing/Cancellation and
           Regrant/Waiver of Restrictions................   9

III.  STOCK UNITS AND DIVIDEND EQUIVALENT RIGHTS.........   9
      3.1  Stock Units...................................   9
      3.2  Dividend Equivalent Rights....................  10

IV.   OTHER PROVISIONS...................................  10
      4.1  Rights of Eligible Persons and Beneficiaries..  10
      4.2  Adjustments; Acceleration.....................  11
      4.3  Effect of Termination of Employment...........  12
      4.5  Tax Withholding...............................  13
      4.6  Plan Amendment, Termination and Suspension....  14
      4.7  Privileges of Stock Ownership.................  15
      4.8  Effective Date of the Plan....................  15
      4.9  Term of the Plan..............................  15
      4.10 Governing Law/Construction/Severability.......  15
      4.11 Captions......................................  16
      4.12 Effect of Change of Subsidiary Status.........  16
      4.13 Non-Exclusivity of Plan.......................  16

V.    DEFINITIONS........................................  16
      5.1  Definitions...................................  16

                      GEMSTAR INTERNATIONAL GROUP LIMITED
              1994 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED
                               (January 7, 1998)



I.   THE PLAN

     1.1  Purpose.
          -------

          The purpose of this Plan is to promote the success of the Corporation and its Subsidiaries (the "Company") by providing a means of attracting,
                           -------
rewarding and retaining individuals who provide services to the Company in various capacities. It is intended that this purpose be achieved by extending to employees (including officers) of the Corporation and its Subsidiaries and certain other Eligible Persons added long-term incentives for high levels of performance and unusual efforts designed to improve the financial performance of the Corporation and its Subsidiaries through the grant of Options to purchase shares of its Common Stock and other Awards hereunder. Capitalized terms are defined in Article V.

     1.2  Administration and Authorization; Power and Procedure.
          -----------------------------------------------------

          (a)  Committee.  This Plan shall be administered by and all Awards
               ---------
shall be authorized by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by written consent of its members.

          (b)   Awards; Interpretation; Powers of Committee.  Subject to the
                -------------------------------------------
express provisions of this Plan, the Committee shall have the authority:

          (i) to determine eligibility and, from among those persons determined to be Eligible Persons, those to whom Awards will be granted;

          (ii) to grant Awards to Eligible Persons (provided, however, that any grant to a member of the Committee shall be subject to ratification by the Board), determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination, conversion or reversion of such Awards;

          (iii) to approve the forms of Award Agreements (which need not be identical either as to type of Award or among Eligible Persons);

          (iv) to construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation and Eligible Persons under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

          (v) to cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Persons, subject to any required consent under Section 4.6;

          (vi) to accelerate the exercisability or the vesting of any Awards under such circumstances as the Committee shall determine, including a Change in Control Event, or to extend the exercisability or extend the term of any or all such outstanding Awards within the term limits on Awards under Section 1.6;

          (vii) to determine the circumstances that constitute a termination of services for purposes of this Plan; and

          (viii) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

          (c)  Binding Determinations.  Any action taken by, or inaction of, the
               ----------------------
Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

          (d)  Reliance on Experts. In making any determination or in taking or
               -------------------
not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

          (e)  Delegation.  The Committee may delegate ministerial, non-
               ----------
discretionary functions to individuals who are officers or employees of the Company.

     1.3  Participation.
          -------------

          Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine.

     1.4  Shares Available for Awards.
          ---------------------------

          Subject to the provisions of Section 4.2, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares.

          (a)  Number of Shares; Individual Limit.  The maximum number of shares
               ----------------------------------
of Common Stock that may be delivered pursuant to Awards (including Incentive Stock Options) granted to Eligible Persons under this Plan shall not exceed 20,000,000 shares, subject to adjustments contemplated by Section 4.2. The maximum number of shares of the Corporation's Common Stock which may be delivered pursuant to all Options granted during any one-year period to any individual Eligible Person under this Plan shall not exceed 10,000,000 shares and the maximum number of shares of the Corporation's Common Stock which may be delivered pursuant to all Awards (including Options) granted during any one-year period to any individual Eligible Person under this Plan shall not exceed 10,000,000 shares, subject to adjustments contemplated by Section 4.2.

          (b)  Calculation of Available Shares and Replenishment. Shares subject
               -------------------------------------------------
to outstanding Awards shall be reserved for issuance. If any Option or any right to acquire Common Stock under or to receive shares in respect of an Award shall expire or be cancelled or terminated without having been exercised or paid in full, the unpurchased, unvested, or undelivered shares subject thereto shall again be available for the purposes of the Plan, subject only to any applicable limitations for the preservation of deductibility under Section 162(m) of the Code. If the Corporation withholds shares of Common Stock pursuant to Section 4.5, the number of shares that would have been deliverable with respect to an Award but that are withheld may not be issued under this Plan.

     1.5  Grant of Awards.
          ---------------

          Subject to the express provisions of this Plan, the Committee shall determine the number of shares of Common Stock subject to each Award, and the price (if any) to be paid for the shares or the Award and the other terms of the Award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Eligible Person.

     1.6  Award Period.
          ------------

          Any Option shall expire and any other Award shall either vest or be forfeited not more than ten (10) years after the date of grant; provided, however, that any delivery of stock pursuant to an Award may be delayed until a future date through the award of Stock Units or any other deferral mechanism if specifically authorized by the Committee in writing.

     1.7  Limitations on Exercise and Vesting of Awards.
          ---------------------------------------------

          (a)  Provisions for Exercise.  No Award shall be exercisable or shall
               -----------------------
vest until at least six months after the initial Award Date, and once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award, unless the Committee otherwise provides.

          (b)  Procedure.  Any exercisable Award shall be deemed to be exercised
               ---------
when the Secretary of the Corporation receives written notice of such exercise from the Participant together with any required payment made in accordance with
Section 2.2.

          (c)  Fractional Shares/Minimum Issue. Fractional share interests shall
               -------------------------------
be disregarded, but may be accumulated. The Committee, however, may determine that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 50 shares may be purchased on exercise of any Award at any time unless the number purchased is the total number at the time available for purchase under the Award.

     1.8  Acceptance of Notes to Finance Exercise.
          ---------------------------------------

          The Corporation may, with the Committee's approval, accept one or more promissory notes from any Participant in connection with the exercise, receipt or vesting of any outstanding Award; provided that any such note shall be subject to the following terms and conditions:

          (a) The principal of the note shall not exceed the amount required to be paid to the Corporation upon the exercise, receipt or vesting of one or more Awards under the Plan and the note shall be delivered directly to the Corporation in consideration of such exercise, receipt or vesting.

          (b) The initial term of the note shall be determined by the Committee; provided that the term of the note, including extensions, shall
                --------
     not exceed a period of ten (10) years.

          (c) The note shall provide for full recourse to the Participant and shall bear interest at a rate determined by the Committee but not less than the applicable imputed interest rate specified by the Code.

          (d) If the Participant's services to the Company terminate, the unpaid principal balance of the note shall become due and payable on the 10th business day after such termination unless the Committee otherwise provides; provided, however, that if a sale of such shares would cause the
               --------  -------
     Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions by the Eligible Person subsequent to such termination.

          (e) If required by the Committee or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby in compliance with applicable law.

          (f) The authorization, terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable laws, including rules and regulations of the Federal Reserve Board as then in effect.

     1.9  No Transferability.
          ------------------

          Awards may be exercised only by, and amounts payable or shares issuable pursuant to an Award shall be paid only to (or registered only in the name of), the Participant or, if the Participant has died, the Participant's Beneficiary or, if the Participant has suffered a Total Disability, the Participant's Personal Representative, if any, or if there is none, the Participant, or (to the extent permitted by applicable law and the other provisions of this Plan and, if applicable, Rule 16b-3) to a third party pursuant to such conditions and procedures as the Committee may establish in the Award Agreement or by amendment thereto. Other than by will or the laws of descent and distribution (or pursuant to a QDRO or other exception to transfer restrictions so authorized by the Committee and consistent with Rule 16b-3, if applicable, or, in the case of an Incentive Stock Option, with the Code), no right or benefit under this Plan or any Award, shall be transferrable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Corporation) and any such attempted action shall be void. The Corporation shall disregard any attempt at transfer, assignment or other alienation prohibited by the preceding sentences and shall pay or deliver such shares of Common Stock in accordance with the provisions of this Plan. The designation of a Beneficiary hereunder shall not constitute a transfer for these purposes. The restrictions set forth herein shall not apply to shares actually issued on exercise of Awards, except to the extent required by Sections 1.10 and 4.4 or by the Committee in the Award Agreement.

     1.10    Restrictions on Transfer of Shares.
             ----------------------------------

             (a) Restrictions.  If any Award is exercised or if shares become
                 ------------
payable in respect of an Award at a time when there is not in effect a current and effective regis tration statement with respect to the shares to be received, the Participant shall become a "Restricted Stockholder" and the shares acquired
                                ----------------------
upon exercise or payment of shares in respect of any Award by the Participant (or, in the event of the Participant's death or Total Disability, his Beneficiary or Personal Representative, as applicable) shall be deemed "Restricted Shares". The Restricted Stockholder and Restricted Shares shall be
 -----------------
subject to the restrictions contemplated by Section 4.4(a). Any permitted transferee shall agree (at the request of the Corporation) to the same restrictions on all subsequent transfers. Each Restricted Stockholder (or his or her Beneficiary or Personal Representative, as applicable) and any permitted transferee shall execute and deliver such representations and further agreements or documents as the Corporation may reasonably request to enforce restrictions imposed hereunder and under all applicable securities laws.

             (b) Legend.  All certificates evidencing shares subject to the
                 ------
restrictions of this Section 1.10 shall bear the following legends and/or any other appropriate or required legends under applicable laws so long as the transfer of the shares, in the judgment of the Committee, remains restricted thereunder or hereunder:

          "OWNERSHIP OF THIS CERTIFICATE AND THE SHARES EVIDENCED BY THIS CERTIFICATE AND ANY INTEREST

          THEREIN ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER UNDER APPLICABLE LAW AND UNDER AGREEMENTS WITH THE COMPANY, INCLUDING RESTRICTIONS ON THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION UNDER SECTIONS 1.9, 1.10 and 4.4 OF THE CORPORATION'S 1994 STOCK OPTION PLAN, AS AMENDED AND RESTATED, COPIES OF WHICH ARE AVAILABLE FOR REVIEW AT THE OFFICE OF THE SECRETARY OF THE CORPORATION."

          "THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION AND QUALIFICATION UNDER SUCH LAWS AND AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR QUALIFICATION ARE NOT REQUIRED."


II.  OPTIONS.

     2.1  Grants.
          ------

          One or more Options may be granted under this Article to any Eligible Person, subject to Section 1.4. Each Option granted may be either an Option intended to be an Incentive Stock Option (if the optionee is eligible for such an award under the Code), or not so intended, and such intent shall be indicated in the applicable Award Agreement. Each Option shall be evidenced by an Award Agreement signed by the Corporation, and, if required by the Committee, by the Eligible Person.

     2.2  Option Price.
          ------------

          (a)  Pricing Limits.  The purchase price per share of the Common Stock
               ---------------
covered by each Option shall be determined by the Committee at the time of the grant, but in the case of Incentive Stock Options shall not be less than 100% (110% in the case of an Eligible Person who owns or is deemed to own under Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Corporation) of the Fair Market Value of the Common Stock on the date of grant and in all cases shall not be less than the par value thereof.

          (b)  Payment Provisions. The purchase price of any shares purchased on
               -------------------
exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in money, including by electronic funds transfer; (ii) by check payable to the order of the Corporation; (iii) if expressly authorized by the Committee or specified in the applicable Award Agreement, by a promissory note of the Participant consistent with the requirements of Section 1.8; or (iv) to the extent permitted by and consistent with the Corporation's Articles of Association (as amended) and applicable law, by notice and third party payment in such manner, if any, as may be authorized by the Committee or by the delivery of shares of Common Stock of the Corporation already owned by the Participant, provided, however, that the Committee may in its absolute discretion limit the
--------  -------
Participant's ability to exercise an Option by delivering such shares. Shares of Common Stock that are permitted to be used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise and shall have been beneficially owned by the Optionee for at least six months prior to such delivery.

     2.3  Limitations on Grant and Terms of Incentive Stock Options.
          ---------------------------------------------------------

          (a)  $100,000 Limit.  To the extent that the aggregate "fair market
               --------------
value" of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company, such options shall be treated as nonqualified stock options. For this purpose, the "fair market value" of the stock subject to options shall be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

          (b)  Option Period. Subject to the proviso in Section 1.6, each Option
               -------------
and all rights thereunder shall expire no later than ten (10) years after the Option Date or, in the case of an Incentive Stock Option granted to any 10% Holder (as defined below), five (5) years after the Option Date.

          (c)  Other Code Limits; Limits on 10% Holders.  No Incentive Stock
               ----------------------------------------
Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation

("10% Holder"), unless the exercise price of such Option is at least 110% of the
  ----------
Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted. There shall be imposed in any Award Agreement relating to an Incentive Stock Option such terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

     2.4  Option Repricing/Cancellation and Regrant/Waiver of Restrictions.
          ----------------------------------------------------------------

          Subject to Section 1.4 and Section 4.6 and the specific limitations on Options contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person any adjustment in the exercise or purchase price, the number of shares subject to, the restrictions upon or the term of, an Option granted under this Article by cancellation of an outstanding Option and a subsequent regranting of an Option, by amendment, by substitution of an outstanding Option, by waiver or by other legally valid means. Such amendment or other action may result among other changes in an exercise or purchase price which is higher or lower than the exercise or purchase price of the original or prior Option, provide for a greater or lesser number of shares subject to the Option, or provide for a longer or shorter vesting or exercise period.


III. STOCK UNITS AND DIVIDEND EQUIVALENT RIGHTS.

     3.1  Stock Units.
          -----------

          (a)  Grants.  Subject to Section 3.1(d), and such rules and procedures
               ------
as the Committee may establish from time to time, the Committee may, in its discretion, authorize Awards of Stock Units and permit an Eligible Person to elect to defer or receive in Stock Units all or a portion of the compensation the Eligible Person could otherwise elect to defer under any other Company plan, or in respect of any Award hereunder, or may grant Awards in the form of Stock Units in lieu of or in addition to any other Award under this Plan. The specific terms, conditions and provisions relating to each Stock Unit Award or election, including the form of payment to be made at or following the vesting thereof, shall be set forth in or pursuant to the Participant's Award Agreement in respect thereof.

          (b)  Other Provisions.  The Committee shall determine, among other
               ----------------
terms of a Stock Unit Award, the form of payment of the Stock Units, whether in Common Stock, another Award, or any combination thereof, and the applicable vesting and payout provisions of the Award. The Committee in the Award Agreement may permit the Participant to elect the form and time of payout of vested Stock Units on such conditions or subject to such procedures as the Committee may impose.

          (c) Stock Units.  Each Award Agreement for an Award of Stock Units
              -----------
shall include the applicable benefit distribution and termination provisions, which may include elective features, for such Award and shall specify the form of payment.

          (d) Limit on Certain Stock Unit Awards.  Notwithstanding anything
              ----------------------------------
contained herein to the contrary, any Stock Unit Award or Stock Unit Awards which individually or in the aggregate would constitute an "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) shall be made only to Eligible Persons who are members of "a select group of management or highly compensated employees" (as provided in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA) of the Company.

     3.2  Dividend Equivalent Rights.  In its discretion, the Committee may
          --------------------------
grant to any Eligible Person DERs concurrently with the grant of any Option or Stock Unit, on such terms as set forth by the Committee in the Award Agreement. DERs shall be based on all or part of the amount of dividends declared on shares of Common Stock underlying the Award and shall be credited in respect of the period between the date of grant (or such later date as the Committee may set) and the date the Option or Stock Unit is exercised or expires (or such earlier date as the Committee may set) or is settled, as determined by the Committee. DERs shall be payable in shares or other Awards and (to the extent permitted by law) may be subject to such conditions, not inconsistent with Section 162(m) of the Code (in the case of Options or other Awards intended to satisfy its conditions with respect to deductibility), as may be determined by the Committee.

IV.  OTHER PROVISIONS.

     4.1  Rights of Eligible Persons and Beneficiaries.
          --------------------------------------------

          (a) Employment Status.  Status as an Eligible Person or Participant
              -----------------
shall not be construed as a commitment that any Award or additional Award will be made under this Plan.

          (b) No Employment Contract.  Nothing contained in this Plan (or in any
              ----------------------
other documents related to this Plan or to any Award) shall confer upon any Eligible Person or

Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate the employment or services of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

          (c) Plan Not Funded.  Awards payable under this Plan shall be payable
              ---------------
in shares of Common Stock and no special or separate reserve (except as provided in Section 1.4(b)), fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Eligible Person, Participant, Beneficiary or other person. To the extent that an Eligible Person, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company and shall be subject to any prior or senior rights of creditors to the assets of the Company under applicable law.

     4.2  Adjustments; Acceleration.
          -------------------------

          (a) Adjustments.  If there shall occur any extraordinary dividend or
              -----------
other extraordinary distribution in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, issuance of warrants or other rights to purchase shares, or any other like corporate transaction or event in respect of the Common Stock or a sale of substantially all the assets of the Corporation as an entirety, then the Committee shall, in such manner and to such extent (if any) as it deems appropriate and equitable (1) proportionately adjust any or all of (a) the number and type of shares of Common Stock (or other securities) or other consideration which thereafter may be made the subject of Awards (including the specific limits, maxima and numbers of shares set forth elsewhere in this Plan), (b) the number, amount and type of shares of Common Stock (or other securities or property) or other consideration subject to any or all outstanding Awards, (c) the grant, purchase, or exercise price of any or all outstanding Awards, (d) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (2) in the case of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Common Stock of the Corporation upon or in respect of such event; provided,
                                                                  --------
however, in each case, that with respect to Incentive Stock Options, no such
-------
adjustment shall be made which would cause this Plan to violate Section 422 or 424 of the Code or any successor provisions thereto without provision for compensatory adjustment to Optionees adversely affected thereby.

          (b) Possible Acceleration of Awards Upon Change in Control.  In the
              ------------------------------------------------------
event of or in anticipation of a Change in Control Event, the Committee may provide acceleration of exercisability, vesting, payment or other benefits under some or all Awards or for certain other limited benefits under some or all Awards and may determine the extent and duration of such limited rights, including (in the discretion of the Committee) stock appreciation rights. Any acceleration of Awards shall comply with any applicable regulatory requirements.

          (c) Possible Early Termination of Accelerated Awards.  If any Award or
              ------------------------------------------------
other right to acquire Common Stock under this Plan is fully exercisable or has been fully accelerated as permitted by Section 4.2(b) but is not exercised prior to (i) a dissolution of the Corporation, or (ii) a reorganization event described in Section 4.2(a) that the Corporation does not survive, or (iii) the consummation of reorganization event described in Section 4.2(a) that results in a Change of Control approved by the Board, and no provision has been made for the survival, substitution, exchange or other settlement of such Award or right, such Award or right shall terminate upon the occurrence of such dissolution or reorganization.

     4.3  Effect of Termination of Employment.
          -----------------------------------

          The Committee shall establish in respect of each Award granted to an Eligible Person the effect of a termination of employment or services on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination.

     4.4  Compliance with Laws.
          --------------------

          (a) General.  This Plan, the grant, exercise and vesting of Awards
              -------
under this Plan and the issuance and delivery of shares of Common Stock and/or any other value under this Plan or under Awards granted hereunder are subject to compliance with all applicable laws, rules and regulations (including but not limited to securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

          (b) Controlled Foreign Corporation.  No Award shall be granted by the
              ------------------------------
Corporation if the grant of such Award would cause the Corporation to be a controlled foreign corporation within the meaning of Section 957 of the Code.

          (c) Foreign Personal Holding Company.  No Award shall be granted by
              --------------------------------
the Corporation if the grant of such Award would cause the Corporation to be a foreign personal holding company within the meaning of Section 552 of the Code.

          (d) Personal Holding Company.  No Award shall be granted by the
              ------------------------
Corporation if the grant of such Award would cause the Corporation to be a personal holding company within the meaning of Section 542 of the Code.

     4.5  Tax Withholding.
          ---------------

          (a) Cash or Shares.  Upon the exercise, vesting, or payment of any
              --------------
Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the satisfaction of the holding requirements of Section 422 of the Code, the Company shall have the right at its option to (i) require the Eligible Person (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment in cash of the amount of any taxes which the Company may be required to withhold with respect to such transaction or (ii) deduct from any amount payable the amount (or equivalent value) of any taxes which the Company may be required to withhold with respect to such amount payable or (iii) require the Participant to satisfy any withholding obligation through any combination of the foregoing methods. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the

Committee may grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares to satisfy such withholding obligation. Any shares offset or delivered to satisfy withholding shall be valued at their then Fair Market Value.

          (b) Tax Loans.  The Company may, in its discretion and to the extent
              ---------
permitted by law, authorize a loan to an Eligible Person in the amount of any taxes which the Company may be required to withhold with respect to shares of Common Stock to be issued on exercise for a term, at a rate of interest and pursuant to such other terms and conditions as the Corporation or its Subsidiary, under applicable law, may establish and such loan need not comply with the provisions of Section 1.8.

     4.6  Plan Amendment, Termination and Suspension.
          ------------------------------------------

          (a) Board Authorization.  The Board may, at any time, terminate or,
              -------------------
from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

          (b) Shareholder Approval.  If an amendment would (i) materially
              --------------------
increase the benefits accruing to Participants under this Plan, (ii) materially increase the aggregate number of securities that may be issued under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan, then to the extent required by applicable law, or deemed necessary or advisable by the Committee or the Board, such amendment shall be subject to shareholder approval.

          (c) Amendments to Awards.  Without limiting any other express
              --------------------
authority of the Committee hereunder, but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, his or her rights and benefits under an Award.

          (d) Limitations on Amendments to Plan and Awards.  No amendment,
              --------------------------------------------
suspension or termination of the Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 4.2 shall not be deemed to constitute changes or amendments for purposes of this Section 4.6.

     4.7  Privileges of Stock Ownership.
          -----------------------------

          Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a shareholders for which a record date is prior to such date of delivery.

     4.8  Effective Date of the Plan.
          --------------------------

          This amendment and restatement of the Plan is effective upon its approval by the Board (the "Effective Date"), subject to approval by the holders of not less than an absolute majority of the votes of the outstanding shares of the Corporation entitled to vote.

     4.9  Term of the Plan.
          ----------------

          No Award shall be granted after the day before the 10th anniversary of the Effective Date (the "Termination Date"). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and all authority of the Committee with respect to Awards hereunder shall continue during any suspension of this Plan and in respect of outstanding Awards on such Termination Date.

     4.10 Governing Law/Construction/Severability.
          ---------------------------------------

          (a)  Choice of Law.  This Plan, the Awards, all documents evidencing
               -------------
Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of California except to the extent the law of the British Virgin Islands applies as the jurisdiction of incorporation of the Corporation.

          (b) Severability.  If any provision shall be held by a court of
              ------------
competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

     4.11 Captions.
          --------

          Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     4.12 Effect of Change of Subsidiary Status.
          -------------------------------------

          For purposes of this Plan and any Award hereunder, if an entity ceases to be a Subsidiary, a termination of employment or services shall be deemed to have occurred with respect to each Participant who does not otherwise remain an Eligible Person after giving effect to such event.

     4.13 Non-Exclusivity of Plan.
          -----------------------

          Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.


V. DEFINITIONS.

     5.1  Definitions.
          -----------

          (a) "Award" shall mean an award of any Option, Stock Unit, or DER, or
               -----
any combination thereof, whether alternative, sequential, or cumulative, authorized by and granted under this Plan.

          (b) "Award Agreement" shall mean any writing setting forth the terms
               ---------------
of an Award that has been authorized by the Committee.

          (c) "Award Date" shall mean the date upon which the Committee took the
               ----------
action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award.

          (d) "Beneficiary" shall mean the person, persons, trust or trusts
               -----------
validly designated by the Participant or in the absence of a valid designation entitled by will or the laws of descent and distribution to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is so designated and able to act under the circumstances.

          (e) "Board" shall mean the Board of Directors of the Corporation.
               -----

          (f) "Change in Control Event" shall mean any of the following (other
               -----------------------
than as a direct result of a public offering of shares of the Corporation):

               (1) Approval by the shareholders of the Corporation of the dissolution or liquidation of the Corporation;

               (2) Approval by the shareholders of the Corporation of an agreement to merge or consolidate, or otherwise recapitalize or reorganize, with or into one or more entities that are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the event are, or will be, owned by the shareholders of the Corporation and/or Related Parties immediately before such event (assuming for purposes of such determination that there is no change in the record ownership of the Corporation's securities from the record date for such approval until such event but taking into consideration securities of the other parties to such transaction held by such record holders);

               (3) Approval by the shareholders of the Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity which is not a Subsidiary or Related Party;

               (4) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than a Related Party or other person having beneficial ownership of more than 50% of the outstanding voting securities at the time of adoption of this Plan, or any successor, affiliate or associate of such owner) becomes the "beneficial owner" (as
                                                        ----------------
     defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities entitled to then vote generally in the election of directors of the Corporation; or

               (5) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period, including for these purposes (but without duplication of predecessors and successors), new members whose election or nomination was so approved.

          (g) "Code" shall mean the United States Internal Revenue Code of 1986,
               ----
as amended from time to time.

          (h) "Commission" shall mean the United States Securities and Exchange
               ----------
Commission.

          (i) "Committee" shall mean the Board or a committee appointed by the
               ---------
Board to administer this Plan, which committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom, during such time as one or more Eligible Persons may be subject to Section 16 of the Exchange Act, shall be Disinterested.

          (j) "Common Stock" shall mean the Ordinary Shares of the Corporation,
               ------------
subject to any adjustments made under Section 4.2 of this Plan.

          (k) "Company" shall mean, collectively, the Corporation and its
               -------
Subsidiaries.

          (l) "Corporation" shall mean Gemstar Inter-national Group Limited and
               -----------
its successors.

          (m) "Disinterested" shall mean disinterested within the meaning of
               -------------
Rule 16b-3.

          (n) "Dividend Equivalent Right" or "DER" shall mean a right authorized
               -------------------------      ---
under Section 3.2 of this Plan.

          (o) "Eligible Person" shall mean (subject to the proviso below) (1) a
               ---------------
director, officer or key employee of the Corporation or a Subsidiary, or (2) any consultant or advisor who (directly or through an entity with which he or she is associated) renders or has rendered bona fide services (other than services in
                                    ---- ----
connection with the offering or sale of securities of the Corporation or any Subsidiary in a capital raising transaction) to the Company, and who is selected to participate in this Plan by the Committee, or (3) a non-employee agent of the Corporation or any Subsidiary providing such bona fide services to the Company
                                             ---------
(other than as an eligible advisor or consultant) if such agent's participation in this Plan would not adversely affect (x) the Corporation's eligibility in the future to use Form S-8 to register under the Securities Act of 1933, as amended, the offering of shares issuable under this Plan, or (y) the Corporation's compliance with any other applicable securities or other laws; provided,
                                                               --------
however, in any case that if the Corporation's officers and directors
-------
become subject to Section 16 of the Exchange Act, a member of the Committee shall not during his or her service in such capacity (and during the applicable period prior thereto under Rule 16b-3) be an Eligible Person.

          (p) "ERISA" shall mean the Employee Retirement Income Security Act of
               -----
1974, as amended.

          (q) "Exchange Act" shall mean the Securities Exchange Act of 1934, as
               ------------
amended from time to time.

          (r) "Fair Market Value" shall mean (i) if the stock is listed or
               -----------------
admitted to trade on a United States national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on such a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (iv) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Board at such time for purposes of this Plan.

          (s) "Incentive Stock Option" shall mean an Option which is designated
               ----------------------
as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions as are necessary to comply with that section.

          (t) "Nonqualified Stock Option" shall mean an Option that is
               -------------------------
designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

          (u)  "Option" shall mean an option to purchase Common Stock under this
                ------
Plan. The Committee shall designate any Option granted to an Eligible Person as a Nonqualified Stock Option or an Incentive Stock Option.

          (v)  "Participant" means an Eligible Person who has been granted an
                -----------
Award.

          (w)  "Personal Representative" shall mean the person or persons who,
                -----------------------
upon the disability or incompetence of a Participant, shall have acquired on behalf of the Eligible Person, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Eligible Person.

          (x)  "Plan" shall mean this 1994 Stock Incentive Plan, as amended and
                ----
restated.

          (y)  "QDRO" shall mean a qualified domestic relations order as defined
                ----
in Section 414(p) of the Code or Title I, Section 206(d)(3) of ERISA (to the same extent as if this Plan were subject thereto), or the applicable rules thereunder.

          (z)  "Related Party" means a person or entity related (by blood or
                -------------
marriage in the case of individuals) to, or associated or affiliated with, the subject person or entity.

          (aa) "Rule 16b-3"  shall mean Rule 16b-3 as promulgated by the
                ----------
Commission pursuant to the Exchange Act, as amended from time to time but subject to any applicable transition rules.

          (bb) "Securities Act" shall mean the Securities Act of 1933, as
                --------------
amended from time to time.

          (cc) "Stock Unit" shall mean a non-voting unit of measurement which is
                ----------
deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock (subject to adjustment) solely for purposes of this Plan.

          (dd) "Stock Unit Account" shall mean the bookkeeping account
                ------------------
maintained by the Company on behalf of each Participant which is credited with Stock Units in accordance with Section 3.1(c) and which is payable in stock or another Award.

          (ee) "Subsidiary" shall mean any corporation or other entity a
                ----------
majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

          (ff) "Total Disability" or "Disability" shall mean a "permanent and
                ----------------      ----------
total disability" within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

                                  APPENDIX B
                                  ----------

Note: The following excerpt from the Amended and Restated Employment Agreement of Henry C. Yuen containing the Performance-Based Provisions thereof is filed as an appendix to the proxy materials filed with the Securities and Exchange Commission pursuant to Instruction 3 to Item 10 of Schedule 14A, but is not part of the proxy statement and does not otherwise constitute soliciting material.

                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT



     3.   Compensation.
          ------------


     (a)  Base Compensation and Adjustments.
          ---------------------------------

          (ii) On June 1 of each Compensation Period, commencing June 1, 1998, if "R" or "P" (as defined below) for the fiscal year ending on the immediately preceding March 31 is positive, the Base Salary for such Compensation Period and each Compensation Period thereafter shall be adjusted by adding to the Base Salary for the previous Compensation Period the amount obtained by multiplying the Base Salary for the previous Compensation Period by the positive percentage, if any, equal to the Adjusted Percentage (as defined below); provided, however,
                                                             --------  -------
that no such adjustment shall be made with respect to Base Salary for the Compensation Period commencing June 1, 1998 unless GIGL's consolidated revenues and consolidated earnings from operations for the fiscal quarter ending March 31, 1998 exceed GIGL's consolidated revenues and consolidated earnings from operations, respectively, for the fiscal quarter ended March 31, 1997, in each case as shown on the consolidated financial statements of GIGL (the "FINANCIAL STATEMENTS").

          For purposes of this Section 3(a)(ii), the "ADJUSTED PERCENTAGE" means the percentage equal to the product of (1) the sum of "R" plus "P," multiplied by (2) twenty-five hundredths (0.25), where "R" is the percentage increase, if any, from the previous fiscal year in GIGL's consolidated revenues, as shown on the Financial Statements; and "P" is the percentage increase, if any, from the previous fiscal year in GIGL's consolidated net earnings, as shown on the Financial Statements.

     (b)  Merit Bonus.
          -----------

          (i) Within fifty (50) days following the end of each fiscal year ending March 31 of the Company (or portion thereof) during the term of this Agreement ("FISCAL YEAR"), the Company shall determine the amount of the merit bonus (the "MERIT BONUS") payable to Employee equal to a percentage of the Base Salary, which percentage shall equal the percentage increase, if any, in GIGL's consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") for its most recently completed Fiscal Year from GIGL's EBITDA for the comparable period in the immediately preceding Fiscal Year; provided,
                                                                --------
however, that no Merit Bonus shall be paid with respect to the percentage
-------
increase in EBITDA for the Fiscal Year ending March 31, 1998 unless GIGL's consolidated revenues and consolidated earnings from operations for the fiscal quarter ending March 31, 1998 exceed GIGL's consolidated revenues and consolidated earnings from operations, respectively, for the fiscal quarter ended March 31, 1997, in each case as shown on the Financial Statements. GIGL shall immediately inform Employee of the amount, if any, of the Merit Bonus.

          (ii) Within ten (10) days following notice to Employee of the amount of the Merit Bonus, Employee may elect in writing to receive such Merit Bonus in the form of options to acquire Ordinary Shares (the "MERIT OPTIONS"), which Merit Options shall be issued under GIGL's employee stock option plan if sufficient options are available thereunder and shall be issued outside of such plan if insufficient options are available thereunder. If Employee does not elect to receive Merit Options for a given Fiscal Year, the Company shall promptly pay to Employee the Merit Bonus in cash. If Employee elects to receive Merit Options in respect of a Fiscal Year, such Merit Options shall be issued on the last day of the Compensation Period in which such Fiscal Year ends, and (A) each Merit Option shall represent an option to acquire one (1) Ordinary Share, and the number of Merit Options to be issued to Employee shall equal the quotient of (1) the aggregate dollar amount of such Merit Bonus divided by (2) the product of the Market Price (as defined below) per Ordinary Share as of the last day of the Compensation Period in which such Fiscal Year ends multiplied by twenty-five hundredths (0.25), (B) subject to the accelerated vesting provisions of this Agreement, one-third (1/3) of the aggregate number of such Merit Options shall be immediately vested in full and fully exercisable, and one-third (1/3) of the aggregate number of such Merit Options shall become vested in full and fully exercisable as of each of the first (1st) and second (2nd) anniversaries of the last day of the Compensation Period in which such Fiscal Year ends, (C) the exercise price per Ordinary Share under such Merit Options shall equal the Market Price (as defined below) per Ordinary Share as of the last day of the Compensation Period in which such Fiscal Year ends, and (D) such Merit Options shall be exercisable through the tenth (10th) anniversary of the last day of the Compensation Period in which such Fiscal Year ends.

          As used in this Agreement, the "MARKET PRICE" per Ordinary Share as of any date shall equal the most recent closing price per Ordinary Share on the principal securities exchange or market on which Ordinary Shares then trade.

     (c)  Annual Incentive Bonus.
          ----------------------

          Company shall pay to Employee in respect of each Fiscal Year (or portion thereof) during the term of this Agreement, the incentive bonus compensation benefits described in, and in accordance with the terms of,
Schedule I to this Agreement (the "ANNUAL INCENTIVE BONUS"), which is incorporated herein by reference as though set forth in full; provided, however,
                                                              --------  -------
that no Annual Incentive Bonus shall be paid with respect to the Compensation Period ending May 31, 1998 unless GIGL's consolidated revenues and consolidated earnings from operations for the fiscal quarter ending March 31, 1998 exceed GIGL's consolidated revenues and consolidated earnings from operations, respectively, for the fiscal quarter ended March 31, 1997, in each case as shown on the Financial Statements.

     (d)  Annual Stock Options.
          --------------------

          (i) Concurrently with the execution of this Agreement, GIGL shall grant to Employee, subject to the vesting provisions described in this Agreement, options to acquire four million one hundred sixty-two thousand seven hundred and twenty-five (4,162,725) Ordinary Shares (the "INITIAL GRANT"). On the first day of each Compensation Period that commences after the date of this Agreement, GIGL shall grant to Employee, subject to the vesting provisions described in this Agreement, options to acquire eight hundred thirty-two thousand five hundred forty-five (832,545) Ordinary Shares ("PERIODIC GRANTS"). All such options granted under this Section 3(d) are referred to in this Agreement as the "ANNUAL OPTIONS." Each Annual Option shall represent the right to acquire one (1) Ordinary Share. Subject to Section 1(a)(ii) and to the other accelerated vesting provisions of this Agreement, eight hundred thirty-two thousand five hundred forty-five (832,545) Annual Options shall vest in full and become immediately exercisable on the last day of each of the Compensation Periods (or portion thereof) that follow the date of this Agreement, with the options granted earliest to vest first and the options available under the Current Plan to vest earliest. The exercise price per Ordinary Share under each Annual Option shall equal the Market Price per Ordinary Share as of the date of grant of such Annual Option. Each Annual Option shall be exercisable through the tenth (10th) anniversary of the date of its grant.

          (ii) All Annual Options shall be issued under GIGL's employee stock option plan if sufficient options are available thereunder and shall be issued outside of such plan if insufficient options are available thereunder. GIGL represents and warrants to Employee that, as of the date hereof, only one million one hundred thirty thousand one hundred fifty (1,130,150) options and the same number of underlying Ordinary Shares remain available for issuance under the Current Plan, and all of such options and underlying Ordinary Shares have been included in the Initial Grant.

     (k)  Maximum Compensation.
          --------------------

          Notwithstanding the foregoing provisions of this Section 3, the aggregate amount of Base Salary, Merit Bonus and Annual Incentive Bonus payable in cash under this Agreement for each of the Compensation Periods described in the table below shall not exceed the dollar amount set forth opposite such Compensation Period in such table:

     COMPENSATION PERIOD
        ENDING MAY 31,                            CASH MAXIMUM
             1998                                  $ 2,500,000
     ---------------------------------------------------------------
             1999                                    4,000,000
     ---------------------------------------------------------------
             2000                                    5,000,000
     ---------------------------------------------------------------
             2001                                    6,250,000
     ---------------------------------------------------------------
             2002                                    8,000,000
     ---------------------------------------------------------------
             2003                                   12,000,000
     ---------------------------------------------------------------
             2004                                   15,000,000
     ---------------------------------------------------------------
             2005                                   22,000,000
     ---------------------------------------------------------------

                                  SCHEDULE I
                      ANNUAL INCENTIVE BONUS COMPENSATION

     (a) Subject to the terms and conditions of this Agreement, and in addition to the Base Salary, Merit Bonus and other Additional Benefits to which Employee may otherwise be entitled from Company, at the end of each Fiscal Year (or portion thereof) during the term of this Agreement, Employee shall be deemed to have earned a bonus (the "Annual Incentive Bonus" or "B"), payable by the Company to Employee on the last day of the Compensation Period in which such Fiscal Year ends (or such sooner date as of which this Agreement terminates), calculated according to the following formula:

     (i)  if C/E  LESS THAN OR EQUAL TO 1.00, then B = 0.00;

     (ii) if C/E GREATER THAN 1.00, then B = [(C/E)/1/n/ - 1.00] x 2.5 x S

          Where:

          C = The sum of GIGL's consolidated earnings per share for each of the four (4) fiscal quarters in such Fiscal Year (or, if this Agreement terminates prior to the end of a Fiscal Year, the portion of such Fiscal Year preceding the date of such termination) as reflected, with respect to the first three (3) of such quarters, in the respective quarterly reports on Form 10-Q filed by GIGL with the SEC and, with respect to the fourth quarter, in the annual report on Form 10-K filed by GIGL with the SEC, in each case excluding the effect of one-time charges ("EPS");


          E = EPS of GIGL for the Fiscal Year ended March 31, 1997 (or, if this Agreement terminates prior to the end of a Fiscal Year, the portion of the Fiscal Year ended March 31, 1997 comparable to the portion of such Fiscal Year preceding the date of such termination);

          n = the number of the then-completed Fiscal Years, numbering them consecutively considering the Fiscal Year ended March 31, 1997 as n=0, determined as follows:


          -------------------------
           FISCAL YEAR ENDING
           MARCH 31,             N
          --------------------------

                  1998          n=1
          --------------------------
                  1999          n=2
          --------------------------
                  2000          n=3
          --------------------------
                   M             M
          --------------------------
                  2004          n=7
          --------------------------
                   M             M
          --------------------------
                  2010          n=13
          --------------------------
                   M             M
          --------------------------

          S.=    Base Salary as of the last day of such Fiscal Year.

     (b) In the event that Employee's employment with Company terminates during a Fiscal Year and it is impracticable to calculate "C" or "E" for a portion of a Fiscal Year, Employee's Annual Incentive Bonus shall be calculated based on what would have been payable for a full Fiscal Year and prorating that amount based upon the number of days during the Fiscal Year that Employee was employed by Company.

     (c) The Annual Incentive Bonus amount due for each Fiscal Year shall be paid by Company to Employee at the end of each Compensation Period (or such sooner date as of which this Agreement terminates) (the "Due Date"). Employee may, at his own expense, audit the applicable records at the place where Company maintains the same in order to verify the calculation of the Annual Incentive Bonus. Any such audit shall be conducted only by a reputable public accountant during reasonable business hours in such manner as not to interfere with Company's normal business activities. in no event shall an audit with respect to the calculation of the Annual Incentive Bonus commence later than twelve (12) months after the Due Date.

     If any audit of Company's records by Employee reveals that Company has failed to properly account for and pay Employee the Annual Incentive Bonus that should have been paid for that Fiscal Year, and the amount of any Annual Incentive Bonus which Company has failed to properly account and pay for in respect of any Fiscal Year exceeds by at least three percent (3%) the amount of Annual Incentive Bonus actually accounted for and paid to Employee for such Fiscal Year, Company shall, in addition to paying Employee such overdue amount of Annual Incentive Bonus, reimburse Employee for his direct, reasonable out-of-pocket expenses incurred in conducting such audit.

     (d) In lieu of receiving his Annual Incentive Bonus in cash, Employee may elect to receive such Annual Incentive Bonus in the form of options to acquire Ordinary Shares (the "ANNUAL INCENTIVE OPTIONS"), which Annual Incentive Options shall be issued under GIGL's employee stock option plan if sufficient options are available thereunder and shall be issued outside of such plan if insufficient options are available thereunder. If Employee elects to receive Annual Incentive Options in respect of a Fiscal Year, (A) each Annual Incentive Option shall represent an option to acquire one (1) Ordinary Share, and the number of Annual Incentive Options to be issued to Employee shall equal the quotient of (1) the aggregate dollar amount of such Annual Incentive Bonus divided by (2) the product of the Market Price per Ordinary Share as of the last day of the Compensation Period in which such Fiscal Year ends multiplied by 0.25, (B) subject to the accelerated vesting provisions of this Agreement, one-third (1/3) of the aggregate number of such Annual Incentive Options shall be vested in full and fully exercisable as of the last day of the Compensation Period in which such Fiscal Year ends, and one-third (1/3) of the aggregate number of such Annual Incentive Options shall become vested in full and fully exercisable as of each of the first (1st) and second (2nd) anniversaries of the last day of the Compensation Period in which such Fiscal Year ends, (C) the exercise price per Ordinary Share under such Annual Incentive Options shall equal the Market Price per Ordinary Share as of the last day of the Compensation Period in which such Fiscal Year ends, and (D) such Annual Incentive Options shall be exercisable through the tenth (10th) anniversary of the last day of the Compensation Period in which such Fiscal Year ends.

     (e) The provisions of this Schedule I shall not be deemed to restrict in any way any rights of GIGL or the GIGL Board, acting in good faith, during the term of this Agreement to dissolve, reorganize or take any other action or make any other change (fundamental or otherwise) affecting the structure, existence, organization, operations or business of Company or any of its subsidiaries. If at any time during any Fiscal Year Company shall be dissolved, the right to Annual Incentive Bonus payments pursuant to this Agreement shall terminate. If at any time during any Compensation Period, Company shall be a party to a merger or sale of all or substantially all of its assets to another entity, Company shall (or shall cause a successor to) provide for adjustment as nearly equivalent as practicable to preserve to Employee the benefits of this Agreement relating to payment of Annual Incentive Bonus amounts in respect of the business of Company or such successor. Such adjustments by the GIGL Board made in good faith shall be conclusive.

     (f) All accounting terms or concepts used herein have the meanings assigned or applied under generally accepted accounting principles, consistently applied.

                       IMPORTANT NOTICE TO SHAREHOLDERS
                       --------------------------------
                    OF GEMSTAR INTERNATIONAL GROUP LIMITED
               A SPECIAL MEETING OF SHAREHOLDERS WILL BE HELD ON
              MARCH 12, 1998 AT 7:00 A.M. CALIFORNIA, U.S.A. TIME
                          AT 2-29-18 NISHI-IKEBUKURO,
                                  TOSHIMA-KU,
                                TOKYO 171 JAPAN


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

PROXY

                      GEMSTAR INTERNATIONAL GROUP LIMITED

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints each of Dale Araki and Kazuo Nagasaka proxies, with the power to act without the other and with power of substitution, and hereby authorizes each of them to represent and vote, as designated on the other side, all the shares of stock of Gemstar International Group Limited standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of the shareholders of the Company to be held March 12, 1998 or any adjournment of that meeting.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

Dear Shareholder:

     A Special Meeting of the shareholders of Gemstar International Group Limited (the "Company") will be held on Thursday, March 12, 1998 at 7:00 a.m. California, U.S.A time at 2-29-18 Nishi-Ikebukuro, Toshima-KU, Tokyo 171 Japan.

     The enclosed notice of the meeting and accompanying proxy statement cover the formal business of the meeting.

     Your continued interest in the Company is appreciated and we hope that you will find it convenient to attend the meeting. However, whether or not you plan to attend in person, please assure representation of your shares by marking, signing and mailing in the accompanying proxy card.

Sincerely,

/s/ Larry Goldberg
Larry Goldberg
Secretary

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


[X]  Please mark your
     votes as in this
     example

The Board of Directors recommends a vote FOR the proposals described in Item 1 and in Item 2.

Item 1. Proposal to approve certain amendments to and the restatement of the Gemstar International Group Limited 1994 Stock Incentive Plan, as amended.

Item 2. Proposal to approve the performance-based compensation provisions of the Amended and Restated Employment Agreement for the Company's President and Chief Executive Officer.

Item 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

FOR      AGAINST     ABSTAIN
[_]        [_]         [_]
[_]        [_]         [_]


                   If this Proxy Card is signed and returned but is not marked, it will be voted FOR the proposals described in Item 1 and
                   Item 2.


Signature(s)________________________________________Date________________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.